Exhibit 2.1
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
VERMILLION, INC.,[1]	)	Case No. 09-11091 (CSS)
)
Debtor.	)	Re: Docket Nos. 160, 175, 186,
	)	192, and 252

FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING
DEBTOR’S SECOND AMENDED PLAN OF REORGANIZATION UNDER
CHAPTER 11 OF THE BANKRUPTCY CODE
     WHEREAS, Vermillion, Inc., debtor in the above-referenced chapter 11 case (the “Reorganization Case”)2, having proposed and filed with the Bankruptcy Court, Debtor’s Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated November 24, 2009, a copy of which is annexed as Exhibit A to Disclosure Statement for Debtor’s Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated November 24, 2009 [Dkt. No. 160]; and
     WHEREAS, Debtor having subsequently proposed and filed with the Bankruptcy Court Debtor’s First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated December 3, 2009, a copy of which is annexed as Exhibit A to the Disclosure Statement for Debtor’s First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated December 3, 2009 [Dkt. No. 175]; and
     WHEREAS, Debtor having subsequently proposed and filed Amended Disclosure Statement for Debtor’s First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated December 8, 2009 [Dkt. Nos. 186 and 192]; and

[1]	The address of Debtor’s principal executive offices is 47350 Fremont Blvd., Fremont Blvd., California 94538. The Debtor’s EIN is 33-0595156.

[2]	Capitalized terms used but not otherwise defined herein, shall have the meanings ascribed to such terms in the Plan. The rules of construction in section 302 of the Bankruptcy Code shall apply to this Confirmation Order.

     WHEREAS, the Disclosure Statement and appropriate Ballots for voting on the Plan having been approved and transmitted to holders of Claims against Debtor in Classes 3, 4, 5 and 6, pursuant to that certain Amended Order Approving Disclosure Statement and (I) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject the Debtor’s Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Including (A) Fixing the Voting Record Date, (B) Approving Solicitation Packages and Procedures for Distribution Thereof, and (C) Approving Forms of Ballots and Establishing Procedures for Voting of the Plan; (II) Scheduling a Confirmation Hearing and Establishing Notice and Objection Procedures in Respect of Confirmation of the Plan; and (III) Granting Related Relief, dated December 9, 2009 (the “Disclosure Statement Approval Order”) [Dkt. No. 193], and
     WHEREAS, Debtor having filed Notices of Filing (i) Plan Supplement Pursuant to Debtor’s First Amended Plan of Reorganization and (ii) Amended Exhibit E to Plan Supplement Pursuant to Debtor’s First Amended Plan of Reorganization [Dkt. Nos. 186 and 192]; and
     WHEREAS, Debtor having proposed and filed Second Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Dkt. No. 252], copy of which is attached hereto as Exhibit A and a redline showing modifications attached hereto as Exhibit B (such Plan modifications, the “Subsequent Plan Modifications”): and
     WHEREAS, the Declaration of Julia A. Galyen of BMC Group, Inc., Debtor’s Balloting Agent Regarding Solicitation and Tabulation of Votes in Connection the Debtor’s First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated January 5, 2010 (the “Galyen Declaration’’), having been filed on January 5, 2010 [Dkt. No. 251]; and
     WHEREAS, Debtor having filed its Memorandum of Law in Support of Confirmation of Debtor’s Second Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Memorandum of Law”) [Dkt. No. 255]; and

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     WHEREAS, the Declaration of Gail S. Page In Support of Debtor’s Second Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated January 5, 2010 (the “Page Declaration”), having been filed on January 5, 2010 [Dkt. No. 254]; and
     WHEREAS, the Confirmation Hearing to consider confirmation of the Plan having been held before the Bankruptcy Court on January 7, 2010 and after due and sufficient notice was given to holders of Claims against, and Equity Interests in, Debtor and other parties in interest in accordance with the Disclosure Statement Approval Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, as established by the affidavits of service, mailing and/or publication filed with this Bankruptcy Court prior to the Confirmation Hearing (collectively, the “Notice Affidavits”) [Dkt Nos. 207 & 250] and upon all of the proceedings held before the Bankruptcy Court and after full consideration of: (i) each of the objections to confirmation of the Plan filed with this Court and not subsequently withdrawn, settled or deemed moot (the “Confirmation Objections”); (ii) the testimony proffered and/or adduced at the Confirmation Hearing; (iii) the other declarations and/or affidavits filed with the Bankruptcy Court; (iv) all other evidence proffered and/or adduced at, memoranda and objections filed in connection with and arguments of counsel made at, the Confirmation Hearing; and (v) the entire record of the Reorganization Case; and after due deliberation thereon, and good cause appearing therefore;
IT IS HEREBY FOUND AND DETERMINED THAT:
     A. Findings and Conclusions. The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

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     B. Jurisdiction, Venue, Core Proceeding (28 U.S.C. §§ 157(b)(2), 1334(a)). The Bankruptcy Court has jurisdiction over Debtor’s Reorganization Case pursuant to 28 U.S.C. §§ 157 and 1334. Approval of the Disclosure Statement and confirmation of the Plan are core proceedings pursuant to 28 U.S.C. § 157(b) and the Bankruptcy Court has jurisdiction to enter a final order with respect thereto. Debtor is an eligible debtor under section 109 of the Bankruptcy Code. Venue is proper before the Bankruptcy Court pursuant to 28 U.S.C. §§ 1408 and 1409. Debtor is a plan proponent in accordance with section 1121 (a) of the Bankruptcy Code.
     C. Chapter 11 Petition. On the Petition Date, Debtor commenced with the Bankruptcy Court the Reorganization Case. Debtor is authorized to continue to operate its businesses and manage its properties as debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed pursuant to section 1104 of the Bankruptcy Code. The U.S. Trustee appointed the Creditors’ Committee and the Equity Holders’ Committee pursuant to section 1102 of the Bankruptcy Code [Dkt. Nos. 41 and 210];
     D. Judicial Notice. The Bankruptcy Court takes judicial notice of the docket of the Reorganization Case maintained by the Clerk of the Bankruptcy Court, including all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered and/or adduced at the hearings held before the Bankruptcy Court during the pendency of the Reorganization Case.
     E. Burden of Proof. Debtor has the burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence. Debtor has met such burden.
     F. Solicitation of Votes. Votes for acceptance or rejection of the Plan were solicited in good faith and in compliance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, and all other provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, and all other

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applicable rules, laws, and regulations. All procedures to distribute the Ballots to the applicable holders of Claims and to tabulate the Ballots were fair and reasonable and were conducted in accordance with the Disclosure Statement Approval Order and the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules, and all other applicable rules, laws, and regulations.
     G. Notice. Debtor has given proper and sufficient notice of the Confirmation Hearing as required by Bankruptcy Rule 3017(d). Due, adequate and sufficient notice of the Confirmation Hearing, along with deadlines for voting on or filing objections to the Plan, has been given to all known holders of Claims and Equity Interests, substantially in accordance with the procedures set forth in the Disclosure Statement Approval Order. The notice of the Confirmation Hearing, the Disclosure Statement and appropriate Ballots were transmitted and served in compliance with the Disclosure Statement Approval Order and applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, and all other applicable rules, laws and regulations, and such transmittal and service were adequate and sufficient under the circumstances. In addition, notice of the Confirmation Hearing was published in the national edition of The Wall Street Journal in compliance with the Disclosure Statement Approval Order and the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, and all other applicable rules, laws and regulations, and such publication notice was adequate and sufficient under the circumstances. Holders of Claims against, and Equity Interests in, Debtor and parties in interest have had a reasonable opportunity to appear and be heard with respect thereto and accordingly no other or further notice is required.
     H. Subsequent Plan Modifications. Adequate and sufficient notice of the Subsequent Plan Modifications has been given and no other or further notice is or shall be required and such Subsequent Plan Modifications are approved in full.

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     I. Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)). The Plan complies with the applicable provisions of the Bankruptcy Code and, as required by Bankruptcy Rule 3016, the Plan is dated and identifies Debtor as proponent of the Plan; thereby satisfying section 1129(a)(1) of the Bankruptcy Code.
               (1) Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). In addition to Administrative Expense Claims, Priority Tax Claims and Professional Compensation and Reimbursement Claims, which need not be classified, Article III of the Plan classifies seven Classes of Claims and Equity Interests. The Claims and Equity Interests placed in each Class are substantially similar to the other Claims and Equity Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Plan, and such Classes of Claims and Equity Interests do not unfairly discriminate between holders of Claims and Equity Interests. The Plan therefore satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.
               (2) Specified Unimpaired Classes (11 U.S.C § 1123(a)(2)). Article III of the Plan specifies Class 1 (Other Priority Claims), Class 2 (Quest Secured Claim) and Class 7 (Equity Interests) as Unimpaired Classes of Claims and Equity Interests under the Plan within the meaning of section 1124 of the Bankruptcy Code and specifies the treatment of Claims and Equity Interests in those Classes; thereby satisfying section 1123(a)(2) of the Bankruptcy Code.
               (3) Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Article III of the Plan designates Class 3 (4.5% Notes Unsecured Claims), Class 4 (7% Notes Unsecured Claims), Class 5 (General Unsecured Claims) and Class 6 (Notes Interest Claims) as Impaired Classes of Claims under the Plan within the meaning of section 1124 of the Bankruptcy Code and specifies the treatment of the Claims in those Classes; thereby satisfying section 1123(a)(3) of the Bankruptcy Code.
               (4) No Discrimination (11 U.S.C. § 1123(a)(4)). The Plan provides for the same treatment by Debtor for each Claim or Equity Interest in each respective Class

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unless the holder of a particular Claim or Equity Interest has agreed to a less favorable treatment of such Claim or Equity Interest; thereby satisfying section 1123(a)(4) of the Bankruptcy Code.
          (5) Implementation of the Plan (11 U.S.C. § 1123(a)(5)). The Plan and the various documents and agreements set forth in the Plan Supplement provide adequate and proper means for the implementation of the Plan, including but not limited to (i) the continued corporate existence of Debtor, (ii) the Reinstatement of the Quest Secured Claim, (iii) the issuance of New Common Stock to, including, but not limited to, holders of Claims who have elected or otherwise agreed to convert or accept New Common Stock and to the New Money Investors in connection with their respective New Money Investment and (iv) designation of the initial Postconfirmation Board and officers of Reorganized Debtor; thereby satisfying section 1123(a)(5) of the Bankruptcy Code.
          (6) Non-Voting Equity Securities/Allocation of Voting Power (11 U.S.C. § 1123(a)6)). As set forth in the Plan Supplement, the amended and restated charter documents of Reorganized Debtor prohibits the issuance of non-voting equity securities; thereby satisfying section 1123(a)(6) of the Bankruptcy Code.
          (7) Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)). As set forth in the Plan Supplement and Article IX of the Plan, the identification of the initial Postconfirmation Board and officers of Reorganized Debtor are consistent with the interests of creditors, equity security holders and public policy; thereby satisfying section 1123(a)(7) of the Bankruptcy Code.
          (8) Impairment/Unimpairment of Classes of Claims and Equity Interests (11 U.S.C. § 1123(b)(1)). As permitted by section 1123(b)(1) of the Bankruptcy Code, Article III of the Plan designates (i) Class 1 (Other Priority Claims), Class 2 (Quest Secured Claim) and Class 7 (Equity Interests) as Unimpaired Classes of Claims and Equity Interests, and (ii) Class 3 (4.5% Notes Unsecured Claims), Class 4 (7% Notes Unsecured Claims), Class 5 (General Unsecured Claims) and Class 6 (Notes Interest Claims) as Impaired Classes of Claims; thereby satisfying section 1123(b)(1) of the Bankruptcy Code.

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          (9) Assumption and Rejection (11 U.S.C. § 1123(b)(2)). Article VIII of the Plan governs the assumption and rejection of executory contracts and unexpired leases and meets the requirements of section 365(b) of the Bankruptcy Code; thereby satisfying section 1123(b)(12) of the Bankruptcy Code. There have been no objections filed by any party in interest to Debtor’s assumption of executory contracts pursuant to Article VIII of the Plan.
          (10) Preservation of Rights of Action (11 U.S.C. § 1123(b)(3)(B)). Section 1123(b)(3)(B) of the Bankruptcy Code provides that a plan may “provide for the retention and enforcement by the debtor” of certain claims or interests. Pursuant to Section 11.4 of the Plan and the Plan Supplement, the Plan preserves Reorganized Debtor’s rights to enforce any rights and Causes of Action that Debtor may hold against any entity including, but not limited to, Causes of Action identified in the Plan Supplement, except any Causes of Action that are explicitly waived under the Plan.
          (11) Modification of Rights of Holders with Secured Claims (11 U.S.C. § 1123(b)(5)). To the extent that the Plan modifies the rights of holders of Secured Claims, it does so in accordance with section 1123(b)(5) of the Bankruptcy Code.
          (12) Additional Plan Provisions (11 U.S.C. § 1123(b)(6)). Each of the provisions of the Plan is appropriate and consistent with the applicable provisions of the Bankruptcy Code; thereby satisfying section 1123(b)(6) of the Bankruptcy Code.
          (13) Cure of Defaults (11 U.S.C. § 1123(d)). Article VIII of the Plan provides that with respect to Debtor’s executory contracts or unexpired leases that are assumed pursuant to the Plan, Debtor shall cure any undisputed monetary defaults within thirty (30) days of the entry of a Final Order determining the amount of Debtor’s liability or as may be agreed to by the parties. Additionally, any counterparty to an executory contract and unexpired lease that fails to object timely to the proposed assumption of any executory contract or unexpired lease as specified in the Plan will be deemed to have consented to such assumption. Based on the foregoing, the Plan satisfies section 1123(d) of the Bankruptcy Code.

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        J. Debtor’s Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)). Debtor, as Plan sponsor, has complied with the applicable provisions of the Bankruptcy Code.
               (1) Debtor is an eligible debtor under section 109 of the Bankruptcy Code.
               (2) Debtor has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court.
               (3) Debtors has complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126(b), the Bankruptcy Rules, the Local Bankruptcy Rules, any applicable non-bankruptcy law, rule and regulation, the Disclosure Statement Approval Order and all other applicable law, in transmitting the Solicitation Packages (as such term is defined in the Disclosure Statement Approval Order) and related documents and notices, conducting the solicitation and tabulation of the votes on the Plan.
     K. Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Plan (including the Plan Supplement and all documents necessary to effectuate the Plan and the transactions contemplated thereby) has been proposed in good faith and not by any means forbidden by law; thereby satisfying section 1129(a)(3) of the Bankruptcy Code. Such good faith is evident from the facts and record of the Reorganization Case, the Disclosure Statement, formulation of the Plan, and the record of the Confirmation Hearing and other proceedings held in the Reorganization Case.
     The Plan (including the Plan Supplement and all documents necessary to effectuate the Plan and the transactions contemplated thereby) and the Disclosure Statement were developed after much analysis and negotiations involving numerous proposals, including proposals solicited by Debtor and other potentially interested parties and were proposed with the legitimate and honest purpose of maximizing the value of Debtor’s estate for all holders of Claims against, and Equity Interests in, Debtor, and effectuating a successful reorganization. Further, the Plan’s classification, releases, exculpation, injunction and setoff provisions have

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been negotiated in good faith, are consistent with sections 105, 1122, 1123, 1129 and 1142 of the Bankruptcy Code, and are each necessary for Debtor’s successful reorganization. Based on the foregoing, section 1129(a)(3) of the Bankruptcy Code is satisfied.
     L. Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). Any payment made or to be made by Debtor for services or for costs and expenses of the Debtor’s professionals in connection with the Reorganization Case, or in connection with the Plan and incident to the Reorganization Case, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable; thereby satisfying section 1129(a)(4) of the Bankruptcy Code.
     M. Directors, Officers and Insiders (11 U.S.C. § 1129(a)(5)). Debtor has complied with section 1129(a)(5) of the Bankruptcy Code. The identity and affiliations of the persons proposed to serve as the initial Postconfirmation Board and officers of Reorganized Debtor have been fully disclosed to the extent such information is available, and the appointment to, or continuance in, such offices of such persons is consistent with the interests of holders of Claims against, and Equity Interests in, Debtor and with public policy; thereby satisfying section 1129(a)(5) of the Bankruptcy Code. To the extent available, the identity of any insider that will be employed or retained by Reorganized Debtor and the nature of such insider’s compensation also have been fully disclosed.
     N. No Rate Changes (11 U.S.C. § 1129(a)(6)). Debtor is not subject to any governmental regulatory commission with jurisdiction, after confirmation of the Plan, over rates of Debtor. Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable to the Reorganization Case.
     O. Best Interest of Creditors (11 U.S.C. § 1129(a)(7)). The liquidation analysis and other evidence proffered and/or adduced at the Confirmation Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence and (iii) establish that each holder of an Impaired Claim has accepted the Plan or will receive or retain under the Plan, on account of such Claim, property of a value, as of the Effective Date, that is not

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less than the amount that such holder of a Claim would receive or retain if Debtor was liquidated under Chapter 7 of the Bankruptcy Code on such date; thereby satisfying section 1129(a)(7) of the Bankruptcy Code.
     P. Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Class 1 (Other Priority Claims), Class 2 (Quest Secured Claim) and Class 7 (Equity Interests), are Unimpaired Classes of Claims and/or Equity Interests that are conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. As evidenced by the Galyen Declaration, Class 3 (4.5% Notes Unsecured Claims), Class 4 (7% Notes Unsecured Claims) and Class 5 (General Unsecured Claims) are Impaired Class of Claims and have voted to accept the Plan, without regard to the votes of insiders of Debtor. As also evidenced by the Galyen Declaration, no holders of Claims in Class 6 (Notes Interest Claims), also an impaired Class of Claims, voted at all and accordingly such Class may be deemed to reject the Plan. Although section 1129(a)(8) of the Bankruptcy Code is not satisfied with respect to such rejecting Classes, the Plan may nevertheless be confirmed because the Plan satisfies section 1129(b) of the Bankruptcy Code with respect to all such rejecting Classes.
     Q. Treatment of Administrative Expense Claims, Priority Tax Claims and Other Priority Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Expense Claims pursuant to Section 2.1 of the Plan satisfies the requirements of section 1129(a)(9)(A) and (B) of the Bankruptcy Code. The treatment of Priority Tax Claims pursuant to Section 2.2 of the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.
     R. Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)). As evidenced by the Galyen Declaration, acceptance of the Plan by those Holders of Claims in Class 3 (4.5% Notes Unsecured Claims), Class 4 (7% Notes Unsecured Claims) and Class 5 (General Unsecured Claims) entitled to vote on the Plan, overwhelmingly surpasses the requisite standards in both number and amount, as set forth in sections 1126(b) and (c) of

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the Bankruptcy Code, as determined without including any acceptance of the Plan by any insider (as that term is defined in section 101 (31) of the Bankruptcy Code); thereby satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.
     S. Feasibility (11 U.S.C. § 1129(a)(11)). The information in the Disclosure Statement, the Memorandum of Law, and the evidence proffered and/or adduced at the Confirmation Hearing (i) is persuasive and credible, (ii) has not been controverted by other evidence and (iii) establishes that the Plan is feasible and that there is a reasonable prospect of Reorganized Debtor being able to meet its financial obligations under the Plan and its businesses in the ordinary course and that Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of Reorganized Debtor; thereby satisfying section 1129(a)(11) of the Bankruptcy Code.
     T. Payment of Fees (11 U.S.C. § 1129(a)(12)). Section 13.7 of the Plan provides that on or before the Effective Date, and thereafter as may be required, Debtor shall pay all fees payable pursuant to section 1930 of title 28 of the United States Code; thereby satisfying section 1129(a)(12) of the Bankruptcy Code.
     U. Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). Section 8.9 of the Plan provides that pursuant to section 1129(a)(13) of the Bankruptcy Code, on and after the Effective Date, all Retiree Benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law; thereby satisfying section 1129(a)(13) of the Bankruptcy Code.
     V. No Domestic Support Obligations (11 U.S.C. § 1129(a)(14)). Debtor is not required by a judicial or administrative order, or by statute, to pay any domestic support obligations. Accordingly, section 1129(a)(14) of the Bankruptcy Code is inapplicable to the Reorganization Case.
     W. Debtor Is Not an Individual (11 U.S.C. § 1129(a)(15)). Debtor is not an individual, and accordingly, section 1129(a)(15) of the Bankruptcy Code is inapplicable to the Reorganization Case.

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     X. No Applicable Nonbankruptcy Law Regarding Transfers (11 U.S.C. § 1129(a)(16)). Debtor is a moneyed business, a commercial corporation, and/or a trust and accordingly, section 1129(a)(16) of the Bankruptcy Code is inapplicable to the Reorganization Case.
     Y. Fair and Equitable; No Unfair Discrimination (11 U.S.C. § 1129(b)). Class 6 (Notes Interest Claims) is an Impaired Class of Claims in which no holder of a Claim voted for or against the Plan and accordingly such Class may be deemed to reject the Plan. Based upon the Memorandum of Law and the evidence proffered and/or adduced at the Confirmation Hearing, the Plan does not discriminate unfairly and is fair and equitable with respect to the aforementioned Class, as required by sections 1129(b)(1) and (b)(2) of the Bankruptcy Code. Thus, the Plan may be confirmed notwithstanding the deemed rejection of the Plan by this one (1) Impaired Classes of Claims; thereby satisfying section 1129(b) of the Bankruptcy Code.
     Z. Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only plan of reorganization filed in the Reorganization Case, and accordingly, section 1129(c) of the Bankruptcy Code is inapplicable.
     AA. Principal Purpose of the Plan (11 U.S.C. § 1129(d)). As evidenced by the Disclosure Statement, the Memorandum of Law and other evidence proffered and/or adduced at the Confirmation Hearing, the principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act, and no Governmental Unit (as such term is defined in the Bankruptcy Code) has objected to the confirmation of the Plan on any such grounds; thereby satisfying section 1129(d) of the Bankruptcy Code.
     BB. Modifications to the Plan. The Subsequent Plan Modification are authorized by the Plan and pursuant to Bankruptcy Rule 3019(a) and do not require additional solicitation of the Plan or additional disclosure under section 1124 of the Bankruptcy Code.

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     CC. Good Faith Solicitation (11 U.S.C. § 1125(e)). The evidence proffered and/or adduced at the Confirmation Hearing, together with the entire record of the Reorganization Case (a) is persuasive and creditable, (b) has not been controverted by other evidence and (c) establishes that the Released Parties, to the extent applicable, (i) have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code, in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with all their respective activities relating to the solicitation and their participation in the activities described in sections 1125 and 1126 of the Bankruptcy Code and (ii) shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of the securities under the Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and, to the extent such parties are listed therein, the exculpation provisions set forth in Section 11.5 of the Plan; thereby satisfying section 1125(e) of the Bankruptcy Code.
     DD. Settlement. Except as otherwise provided in the Plan or the Confirmation Order including, but not limited to, (i) Reorganized Debtor’s ability to prosecute objections to Claims and Equity Interests and (ii) other retained Causes of Action to the extent preserved under the Plan, including, but not limited to, the provisions of Article VII and section 11.4 of the Plan, the Plan is a settlement between and among Debtor and its creditors and equity holders of all Claims and litigation against Debtor, pending or threatened, or that was or could have been commenced against Debtor prior to the date of entry of the Confirmation Order.

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     EE. Implementation. All documents necessary to implement the Plan, including but not limited to those contained in the Plan Supplement, and all other relevant and necessary documents, have been developed and negotiated in good faith and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements and not be in conflict with any federal or state law.
     FF. Releases, Exculpation and Injunction. The Bankruptcy Court has jurisdiction under sections 1334(a) and (b) of title 28 of the United States Code to approve the releases, exculpation and injunction provisions set forth in Article XI of the Plan. As has been established here based upon the record in the Reorganization Case and the evidence proffered and/or adduced at the Confirmation Hearing, such provisions (i) were essential to the formulation and implementation of the Plan, (ii) are consistent with sections 105, 1123(b)(6), 1129 and 1142 of the Bankruptcy Code, and (iii) are fair, equitable, and reasonable to Debtor on one hand and its estate and parties in interest on the other hand.
     GG. Retention of Jurisdiction. The Bankruptcy Court may properly retain jurisdiction over the matters set forth in Article XII of the Plan and to the extent provided therein and as contemplated herein.
     HH. Satisfaction of Confirmation Requirements. Based on the forgoing, the Plan satisfies the requirements for confirmation as set forth in section 1129 of the Bankruptcy Code.
NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDICATED AND DECREED THAT:
     1. Findings of Fact and Conclusions of Law. The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein.
     2. Objections Resolved or Overruled. Except as expressly set forth herein, all objections to, responses to, and statements and comments, if any, in opposition to the Plan,

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other than those withdrawn, waived, or settled prior to or in the record of, the Confirmation Hearing are hereby overruled in their entirety on their merits.
     3. Notice of the Confirmation Hearing. Notice of the Confirmation Hearing complied with the terms of the Disclosure Statement Approval Order, was appropriate and satisfactory based upon the circumstances of the Reorganization Case, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules.
     4. Amendments to the Plan. The Subsequent Plan Modifications meet the requirements of sections 1127(a) and (c), as such modifications do not adversely affect the treatment of any holder’s Claim or Equity Interest within the meaning of Bankruptcy Rule 3019(a), and no further solicitation or voting is required.
     5. Solicitation. The solicitation procedures as set forth in the Galyen Declaration, complied with the Disclosure Statement Approval Order, were appropriate and satisfactory based upon the circumstances of the Reorganization Case, and were in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, and applicable non-bankruptcy law.
     6. Confirmation of the Plan. The Plan, together with each of its provisions, shall be and hereby is, approved and confirmed under section 1129 of the Bankruptcy Code. The documents contained in the Plan Supplement are authorized and approved. The terms of the Plan, including the Plan Supplement, are incorporated by reference into, and are an integral part of, this Confirmation Order. The Plan complies with all applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Bankruptcy Rules.
     7. General Authorizations. Except to the extent provided in the appropriate provisions of the General Corporation Law of the State of Delaware and section 1142(b) of the Bankruptcy Code, no additional action of the directors or stockholders of Debtor or Reorganized Debtor shall be required to authorize Debtor or Reorganized Debtor to enter into, execute, deliver, file, adopt, amend, restate, consummate or effectuate, as the case may be, the Plan and

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any contract, instrument or other document to be executed, delivered, adopted or amended in connection with the implementation of the Plan. The adoption and filing by Reorganized Debtor of its amended and restated charter is hereby authorized, ratified, and approved.
     8. Binding Effect. Except as expressly set forth in the Plan, on the date of and following entry of this Confirmation Order and subject to the occurrence of the Effective Date, the provisions of the Plan shall bind Debtor, Reorganized Debtor, all holders of Claims against, and Equity Interests in, Debtor (irrespective of whether such Claims or Equity Interests are Impaired under the Plan or whether the holders of such Claims or Equity Interests have accepted the Plan), each Person receiving, retaining or otherwise acquiring property under the Plan, any and all non-Debtor parties to executory contracts and unexpired leases with Debtor, any other party in interest in the Reorganization Case, any Person making an appearance in the Reorganization Case or any other party in interest in the Reorganization Case, and the respective heirs, executors, administrators, successors, predecessors, or assigns, if any, of any of the foregoing.
     9. Corporate Existence. Debtor, as Reorganized Debtor, shall continue to exist after the Effective Date with all powers of a corporation incorporated under the laws of the State of Delaware.
     10. Vesting of Assets. Except as expressly set forth in the Plan, on the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of Debtor’s estate shall vest in Reorganized Debtor free and clear of all Claims, Liens, encumbrances, charges, and other interests. Reorganized Debtor may operate its businesses and may use, acquire, and dispose of its property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Bankruptcy Rules in all respects as if there were no pending case under any chapter or provision of the Bankruptcy Code, except as provided in the Plan.
     11. Implementation of the Plan. Debtor and Reorganized Debtor shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements, including those contained in the Plan Supplement, and to take such other

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actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, including all such actions delineated in Article V of the Plan. On the Effective Date, the appointment of the individuals proposed to serve as the initial Postconfirmation Board and officers of Reorganized Debtor is hereby authorized, ratified and approved, with all their respective authority, duties and responsibilities, and are authorized and empowered to issue, execute, file, and deliver or record such documents, contracts, instruments, releases, and other agreements, including those contained in the Plan Supplement, contemplated by the Plan, in the name of and on behalf of Reorganized Debtor.
     12. Administrative Claims. As provided in section 2.1 of the Plan, all requests for payment of an Administrative Claim must be made upon the Debtor or Reorganized Debtor, as the case may be, within ninety (90) days of the Effective Date or such Administrative Claims are barred. Reorganized Debtor may settle and pay any Administrative Claim in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court or any other Person.
     13. Quest DIP. On the Effective Date, the Allowed Claim under the Quest DIP Agreement, in the amount of $400,000 in principal plus applicable interest and fees, shall be indefeasibly paid in full in Cash in full satisfaction, settlement, discharge, and release of, and in exchange for, such Claims under the DIP Agreement. Upon indefeasible payment and satisfaction in full of all Allowed Claims under the DIP Agreement, all Liens and security interests granted to secured the Claims under the DIP Agreement shall be immediately terminated, extinguished, and released, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person and Quest shall promptly execute and deliver to Reorganized Debtor such instruments of termination, release, satisfaction, and/or assignment (in recordable form) as may be reasonably requested by Reorganized Debtor.
     14. Professional Compensation. After notice and a hearing in accordance with any procedures established by the Bankruptcy Code, the Bankruptcy Rules, the Local

18

Bankruptcy Rules, or orders of the Bankruptcy Court, the Allowed amounts of Professional Compensation and Reimbursement Claims shall be determined by the Bankruptcy Court. As set forth in section 2.3 of the Plan, applications for final awards shall be filed no later than forty-five (45) days after the Effective Date. After the Confirmation Date, any requirement that professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date, shall terminate, and Reorganized Debtor may employ and pay any professional in the ordinary course of business without any further notice to or action, order or approval of the Bankruptcy Court or any other Person.
     15. Substantial Contribution Compensation and Expenses. No Person is entitled to an Allowed Claim for substantial contribution pursuant to sections 503(b)(3), (4), or (5) of the Bankruptcy Code. Any Person who requests compensation or expense reimbursement for making a substantial contribution in the Reorganization Case must file and serve such application on counsel for Debtor or Reorganized Debtor, as applicable, and as otherwise required by the Bankruptcy Court, the Bankruptcy Code, the Bankruptcy Rules, and the Local Bankruptcy Rules on or before the Effective Date or be forever barred from seeking such compensation or expense reimbursement.
     16. Quest Secured Claim. On the Effective Date, the Quest Secured Claim, which shall include the Reorganized Debtor’s obligation to pay accrued and unpaid interest and any fess, costs and expenses, including any attorney fees, required to be paid pursuant to Quest Credit Agreement or otherwise allowed by law, shall be Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code. The Reinstated Quest Secured Claim shall be deemed to have a valid, enforceable, perfected and senior in priority security interest in all property included in the definition of “Collateral” set forth in Section 2(a) of the Patent Security Agreement, dated July 22, 2005, and Quest may, and is hereby authorized, to file UCC-1 financing statements and to take any other action to record or perfect the reinstated Quest Secured Claim, with respect to any and all collateral identified in, and as permitted by, the Patent Security Agreement.

19

     17. Cancellation of Unsecured Notes and Unsecured Notes Indentures. Upon the occurrence of the Effective Date, except as otherwise expressly provided in the Plan or in the Confirmation Order, the Unsecured Notes shall be cancelled and the holders thereof shall have no further rights or entitlements in respect thereof against Debtor or Reorganized Debtor except the rights to receive Distributions under the Plan. The Indenture Trustee is hereby authorized and directed to take whatever action may be necessary or appropriate, in its reasonable discretion, to deliver the Distributions to the holders of Unsecured Notes. Subsequent to the performance by the Indenture Trustee or its agents of any duties that are required under the Plan or the Confirmation Order or under the terms of the Unsecured Notes Indentures, the Indenture Trustee and its agents and their successors and assigns shall be relieved of, and released from, all obligations arising under the Unsecured Notes Indentures, or other applicable agreements or law and the Unsecured Notes Indentures shall be deemed to be cancelled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and discharged, except to the extent any Unsecured Notes are Reinstated in accordance with the Plan, in which case the related Unsecured Notes and Unsecured Notes Indenture shall not be cancelled and the Indenture Trustee’s related obligations thereunder shall continue without change.
     18. Issuance of New Common Stock. Reorganized Debtor is hereby authorized, on the Effective Date, without further act or action under applicable law, regulation, order, or rule, to issue shares of New Common Stock to, including, but not limited to, holders of Claims who have elected or otherwise agreed to convert or accept New Common Stock in satisfaction of the Claims and to the New Money Investors in connection with their respective New Money Investment.
     19. Securities Registration Exemption. To the extent that the issuance of New Common Stock to the New Money Investors is deemed to constitute an offer of new securities, such offer is exempt from the registration requirements of the Securities Act and of any equivalent state securities or “blue sky” laws under section 4(2) of the Securities Act in accordance with Rule 506 of Regulation D promulgated hereunder. Section 4(2) exempts from

20

registration under the Securities Act all “transactions by an issuer not involving any public offering.” 15 U.S.C. § 77d(2). Debtor conducted the solicitation in reliance upon the exemption provided in section 4(2) of the Securities Act in accordance with Rule 506 of Regulation D promulgated there under, as the solicitation and proposed issuance by Reorganized Debtor of New Common Stock were directed at only a limited number of investors, all of whom Debtor reasonably believes are “accredited investors” within the meaning of Regulation D and therefore should constitute a private placement of securities.
     20. Exemption from Securities Law. The issuance of the New Common Stock to holders of Claims who have elected or otherwise agreed to convert or accept New Common Stock in satisfaction of all or a portion of their Claim, and any other securities issued pursuant to the Plan and, to the extent permitted by law, any subsequent sales, resales, or transfers, or other distributions of any such New Common Stock or other securities, shall be exempt from any federal or state securities laws, including section 5 of the Securities Act, to the fullest extent permitted by section 1145 of the Bankruptcy Code.
     21. Exemption from Certain Transfer Taxes and Recording Fees. Pursuant to section 1146(c) of the Bankruptcy Code, any transfer from Debtor to Reorganized Debtor or to any Person in accordance with, in contemplation of, in connection with the Plan, or pursuant to: (i) the issuance, distribution, transfer, or exchange of any debt, Equity Security, or other interest in Debtor or Reorganized Debtor; (ii) the creation, modification, consolidation, or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (iii) the making, assignment, or recording of any lease or sublease; or (iv) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document

21

recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
     22. Assumption or Rejection of Executory Contracts and Unexpired Leases. As provided in Article VIII of the Plan, all of Debtor’s executory contracts or unexpired leases are to be assumed by Reorganized Debtor except those: (i) that have been rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (ii) as to which a motion for approval of the rejection has been filed and served prior to the Effective Date or (iii) that been designated to be rejected on Schedule 8.1(A) or 8.1(B) of the Plan Supplement; provided that Debtor may, prior to the Effective Date, amend Schedules 8.1 (A) or 8.1 (B). Such executory contracts and or unexpired lease assumptions are hereby approved as of the Effective Date pursuant to sections 365(b) and 1123(b) of the Bankruptcy Code and all objections, other than as provided herein, are overruled. Any counterparty to an executory contract or unexpired lease that fails to object to the proposed assumption of any executory contract or unexpired lease as specified in the Plan will be deemed to have consented to such assumption.
     23. Conditions to Effective Date. The Plan shall not become effective unless and until the conditions set forth in Section 10.1 of the Plan have been satisfied or waived pursuant to Section 10.2 of the Plan. In the event that one or more of the conditions specified in Section 10.1 of the Plan have not been satisfied or waived in accordance with section 10.2 of the Plan, (i) this Confirmation Order shall be vacated, (ii) no Distributions under the Plan shall be made, (iii) Debtor and all holders of Claims and/or Equity Interests shall be restored to status

22

quo as of the Confirmation Date as though the Confirmation Date never occurred and (iv) all of Debtor’s obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained in the Plan or in this Confirmation Order shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against Debtor or any other Person, or prejudice in any manner the rights of Debtor or any Person in any further proceedings involving Debtor or otherwise.
     24. Discharge of Debtor. Upon the Effective Date, in consideration of the Distributions to be made under the Plan and except as otherwise expressly provided in the Plan, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest and any Affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtor, Debtor in Possession, the Reorganized Debtor, or any of their respective assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights, and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such Persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Equity Interest in the Debtor based on any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the Effective Date. Subject to the Effective Date, (i) any default by Debtor that existed immediately prior to the Petition Date with respect to any Reinstated Claim or reinstated Equity Interest shall be deemed cured and (ii) this Confirmation Order shall be a judicial determination of the discharge of all Impaired Claims.
     25. Exculpation. Except as otherwise specifically provided in the Plan or the Plan Supplement, none of the Exculpated Parties, and the Exculpated Parties’ respective current or former officers, directors, employees, accountants, financial advisors, investment bankers, agents, restructuring advisors, and attorneys, and each of their respective agents and representatives (but, in each case, solely in connection with their official capacities in the Reorganization Case), shall have or incur any liability for any Claim, Cause of Action, or other

23

assertion of liability for any act taken or omitted to be taken in connection with, or arising out of, the Reorganization Case, the formulation, dissemination, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with the Reorganization Case, the Plan, the Disclosure Statement, or any contract, instrument, document, or other agreement related thereto; provided, however, that (i) the foregoing shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence and (ii) in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such parties from liability.
     26. Limited Releases. Effective as of the Confirmation Date but subject to the occurrence of the Effective Date, Debtor and Reorganized Debtor on behalf of themselves and their estates and all of the respective present and former directors, officers, members, employees, affiliates, agents, financial advisors, restructuring advisors, attorneys and representatives, and the Creditors’ and the Equity Holders’ Committee, and their respective attorneys and financial advisors (collectively, the “Released Parties”), shall be deemed to release, waive, and discharge unconditionally and forever each other from any and all Claims, obligations, suits, judgments, damages, rights, Causes of Action, and liabilities whatsoever (including those arising under the Bankruptcy Code), whether known or unknown, foreseen or unforeseen, existing or hereinafter arising in law, equity, or otherwise, based in whole or in part on any act, omission, transaction, event, or other occurrence: (i) taking place before the Petition Date in connection with or relating to the Debtor or any of its direct or indirect subsidiaries; and (ii) in connection with, related to, or arising out of the Reorganization Case, the pursuit of confirmation of the Plan, the consummation thereof, the administration thereof or the property to be distributed thereunder; provided that (a) the foregoing shall not operate as a waiver of or release from any Causes of Action arising out of the willful misconduct or gross negligence of any Released Party;

24

(b) Reorganized Debtor shall not relinquish or waive the right to assert any of the foregoing as a legal or equitable defense or right of set-off or recoupment against any claims of any such Persons asserted against Debtor or Reorganized Debtor; and (c) the foregoing release shall not apply to any express contractual or financial obligations owed to Debtor or Reorganized Debtor or any obligation arising under the Plan or an agreement entered into pursuant to, or contemplated by, the Plan.
     27. Injunction. Except as otherwise expressly provided in the Plan or in the Confirmation Order, all Persons who have held, hold, or may hold Claims against, or Equity Interests in, Debtor are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against Reorganized Debtor or any of the Released Parties, to the extent of the release provided for in Paragraph 25 above, (b) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against Reorganized Debtor or any of the Released Parties, to the extent of the release provided for in Paragraph 25 above, with respect to such Claim or Equity Interest, (c) creating, perfecting, or enforcing any encumbrance of any kind against Reorganized Debtor or any of the Released Parties, to the extent of the release provided in Paragraph 25 above, or against the property or interests in property of Reorganized Debtor or any of the Released Parties with respect to such Claim or Equity Interest, (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due to Reorganized Debtor or any of the Released Parties, to the extent of the release provided in Paragraph 25 above, or against the property or interests in property of Reorganized Debtor or any of the Released Parties with respect to such Claim or Equity Interest and (e) pursuing any Claim released pursuant to the Plan.
     28. Compromise and Settlement. Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the Distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims and Interests. The entry of this Confirmation Order shall constitute the Bankruptcy

25

Court’s approval of the compromise or settlement of all Claims and Equity Interests, as well as a finding by the Bankruptcy Court that such compromise or settlement is fair, equitable, reasonable, and in the best interests of Debtor, its estates, and holders of Claims and Equity Interests.
     29. Payment of Statutory Fees. On or before the Effective Date, all fees payable pursuant to section 1930 of chapter 123 of title 28 of the United States Code shall be paid, in cash. After the Effective Date, all such fees shall by paid by Reorganized Debtor shall be paid until the earlier of (i) conversion or dismissal or (ii) closing of the Reorganization Case.
     30. Reversal/Stay/Modification/Vacatur of Confirmation Order. Except as otherwise provided in this Confirmation Order, if any or all of the provisions of this Confirmation Order are hereafter reversed, modified, vacated, or stayed by subsequent order of the Bankruptcy Court or any other court of competent jurisdiction, such reversal, stay, modification, or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or lien incurred or undertaken by Debtor or Reorganized Debtor, as applicable, pursuant to the Plan and this Confirmation Order prior to the date Debtor or Reorganized Debtor, as applicable, received actual notice of the effective date of such reversal, stay, modification, or vacatur. Notwithstanding any such reversal, stay, modification, or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Confirmation Order prior to the date the Debtor or Reorganized Debtor receive actual written notice of the effective date of such reversal, stay, modification, or vacatur, shall be governed in all respects by the provisions of this Confirmation Order and the Plan or any amendments or modifications thereto.
     31. Further Modifications. The Plan may be amended, modified, or supplemented by Debtor in the manner provided for by section 1127 of the Bankruptcy Code, or as otherwise permitted by law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code, subject to those restrictions on modifications set forth in the Plan. In addition, after the Confirmation Date and subject to the restrictions set forth in the Plan, and, to the extent

26

necessary, Debtor may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary or appropriate to carry out the purposes and intent of the Plan. Furthermore, entry of this Confirmation Order shall mean that all modifications or amendments to the Plan since the Solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.
     32. Retention of Jurisdiction. Notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, pursuant to sections 105 and 1142 of the Bankruptcy Code, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Reorganization Case and all matters arising under, arising in, or related to, the Reorganization Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction over the matters set forth in Article XI of the Plan. The Bankruptcy Court shall retain jurisdiction to hear and determine all matters arising from the implementation of this Confirmation Order.
     33. Provisions of Plan and Confirmation Order Nonseverable and Mutually Dependent. The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent. As such, this Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (i) valid and enforceable pursuant to its terms; (ii) integral to the Plan and may not be deleted or modified without Debtor’s consent; and (iii) nonseverable and mutually dependent.
     34. Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Delaware, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or

27

entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreements shall control), and corporate governance matters.
     35. Applicable Nonbankruptcy Law. Pursuant to section 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.
     36. Waiver of Filings. Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating Debtor to file any list, schedule, or statement with the Bankruptcy Court or the Office of the United States Trustee (except for monthly operating reports or any other post-confirmation reporting obligation to the United States Trustee), is hereby waived as to any such list, schedule, or statement not filed as of the Confirmation Date.
     37. Documents and Instruments. Each federal, state, commonwealth, local, foreign, or other governmental agency is hereby authorized to accept any and all documents and instruments necessary or appropriate to effectuate, implement, or consummate the transactions contemplated by the Plan and this Confirmation Order.
     38. Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or other governmental authority with respect to the implementation or consummation of the Plan and Disclosure Statement, any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement.
     39. Estimation Proceedings and Other Rights. Any and all rights of Debtor and Reorganized Debtor under section 502(c) and section 502(e) of the Bankruptcy Code are reserved.
     40. Notice of Confirmation Order and Occurrence of Effective Date. In accordance with Bankruptcy Rules 2002 and 3020(c), as soon as reasonably practicable after the

28

Effective Date, Debtor or Reorganized Debtor shall serve the Notice of Entry of the Confirmation Order, substantially in the form annexed hereto as Exhibit C, by first class mail, postage prepaid, to all parties who hold a Claim or Equity Interest in the Bankruptcy Case, including the U.S. Trustee; provided, however, that such notice need not be given or served to any Person to whom Debtor mailed a notice of Confirmation Hearing but received such notice returned marked “undeliverable as addressed,” “moved-left no forwarding address,” or “forwarding order expired,” or similar reason, unless Debtor or Reorganized Debtor has been informed in writing by such Person of that Person’s new mailing address. Such notice is hereby approved in all respects and shall be deemed good and sufficient notice of entry of this Confirmation Order and the occurrence of the Effective Date.
     41. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.
     42. Failure to Consummate Plan. In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting unexpired leases pursuant to section 365(d)(4) of the Bankruptcy Code.
     43. Waiver of Stay. The stay of this Confirmation Order provided by any Bankruptcy Rule (including, without limitation, Bankruptcy Rules 3020(e), 6004(h), and 6006(d)), whether for fourteen (14) days or otherwise, is hereby waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry upon the docket and upon satisfaction or waiver of the conditions set forth in section 10.1 of the Plan.
     44. Quest. Upon the Reinstatement of the Quest Secured Claim on the Effective Date, Debtor and Quest dispute whether the Allowed amount of the Quest Secured Claim will become $7,000,000 or $6,000,000, depending on applicability of a certain $1,000,000 “forgiveness milestone” under the Quest Credit Agreement. Pending a resolution of their differences, Reorganized Debtor shall pay interest, and otherwise strictly comply with the terms of the Quest Security Agreement, based on an Allowed Reinstated Quest Secured Claim of

29

$7,000,000. If the parties are unable to consensually resolve their differences respecting that certain $1,000,000 “forgiveness milestone” issue within sixty (60) days of the Effective Date, this dispute shall be submitted to mediation. If mediation is unsuccessful in resolving this dispute, the dispute shall be treated as a contested matter to be adjudicated by the Bankruptcy Court. All of Quest’s claims, rights, interests, defenses, positions and arguments on the $1,000,000 “forgiveness milestone” issue are preserved and are not modified or abridged in any way notwithstanding any language in the Plan, Disclosure Statement, or herein. To the extent that the Reinstated Quest Secured Claim is Allowed at less then $7,000,000, then Reorganized Debtor shall receive an immediate credit for any excess interest actually paid to Quest.
     Reorganized Debtor shall be deemed to assume, pursuant to section 365 of the Bankruptcy Code, the Strategic Alliance Agreement, dated July 22, 2005, as amended, including, but not limited to, the amendment dated as of October 7, 2009, which assumption shall include all of the “Assumed Agreements’’ as defined in the October 7, 2009 amendment.
     45. Bio-Rad Laboratories, Inc. On the Effective Date, Reorganized Debtor shall be deemed to assume, pursuant to section 365 of the Bankruptcy Code, (i) the Asset Purchase Agreement, dated as of August 14, 2006, (ii) the Amendment to Asset Purchase Agreement, dated November 13, 2006, (iii) the Indemnification Escrow Agreement, dated November 13, 2006, and (iv) the Amendment No. 1 to Indemnification Escrow Agreement, dated October 12, 2007. If any of the foregoing contracts are conclusively determined to be non- executory in nature, such contract(s) shall “ride through” the bankruptcy case unaltered and shall remain in full force and effect.
     46. Health Discovery Corporation. The Claim of Health Discovery Corporation is Allowed as a Class 5 Claim (General Unsecured Claim) in the amount of $150,000.
     47. Molecular Analytical Systems. Debtor assumes the following agreements with Molecular Analytical Systems (“MAS”) on the Effective Date: (a) Exclusive License Agreement dated May 28, 2003 with an effective date of February 21, 2003; (b) a Settlement

30

Agreement and Mutual General Release dated May 28, 2003; and (c) an Assignment Agreement dated May 28, 2003. To the extent the following agreements are agreements to which Debtor is a party and are executory, Debtor assumes on the Effective Date (y) a Technology Transfer Agreement between MAS and Ciphergen Technologies, Inc., a wholly owned subsidiary of Debtor dated April 7, 1997, and (z) a Technology Transfer Agreement between MAS and ImmuneSys Pacific Inc., a wholly owned subsidiary of Debtor, dated April 7, 1997 (collectively, aforementioned agreements (a), (b), (c) (and to the extent such agreements are agreements to which Debtor is a party and such agreements are executory, (y) and (z)) are the “Exclusive License Agreements”.
     All issues pertaining to alleged monetary and non-monetary cures under 11 U.S.C. §365(b) which Debtor is obligated to provide to MAS under Exclusive License Agreements, shall be resolved in a court of competent jurisdiction. The parties reserve all of their rights with respect to the appropriate jurisdiction for the resolution of these disputes. Any Final Order regarding monetary and/or non-monetary cures owed to MAS prior to the effective date shall be enforceable through the Confirmed Plan.
     Debtor and MAS will work in good faith to establish a procedure setting forth the manner in which the outstanding issues between the parties will be resolved. The parties shall report whether a consensual procedure has been reached to the Court at a status conference to be held on March 2, 2010 or at some other date agreed to by the parties. If the parties are unable to reach a consensual procedure, the Court shall determine the appropriate procedure for the resolution of the outstanding issues between the parties.
     48. Dissolution of Equity Holders’ Committee. Notwithstanding anything to the contrary contained at section 13.8 of the Confirmed Plan, on the Effective Date the Equity Holders’ Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from and in connection with the Reorganization Case, and the retention or employment of the Equity Holders’ Committee’s attorneys, accountants and other agents, if any, shall terminate,

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except for purposes of (i) filing and prosecuting applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred in connection therewith and (ii) reviewing and responding to Debtor’s application for approval of payments under that certain Order Approving Debtor’s Motion for Entry of an Order Approving the Debtor’s Incentive Plan and Authorizing Payments Thereunder Pursuant to §§ 363 and 503(b) of the Bankruptcy Code [D.I. 72].
     49. No Waiver. The failure to specifically include any particular provision of the Plan in this Confirmation Order shall not diminish the effectiveness of such provision nor constitute a waiver thereof, it being the intent of this Bankruptcy Court that the Plan is confirmed in its entirety and incorporated herein by this reference.
     50. Inconsistency. To the extent of any inconsistency between this Confirmation Order and the Plan, this Confirmation Order shall govern.
     51. Headings. The headings contained in this Confirmation Order are used for the convenience of the parties and shall not alter or affect the meaning of the text of this Confirmation Order.

Dated: January 7, 2010
Wilmington, Delaware	/s/ Christopher S. Sontchi
THE HONORABLE CHRISTOPHER S. SONTCHI
UNITED STATES BANKRUPTCY JUDGE

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Exhibit A
[Plan of Reorganization]

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)
	)	Chapter 11
Vermillion, Inc.,	)
	)	Case No. 09-11091 (CSS)
Debtor.	)
)
)

DEBTOR’S SECOND AMENDED PLAN OF REORGANIZATION UNDER
CHAPTER 11 OF THE BANKRUPTCY CODE

PAUL, HASTINGS, JANOFSKY & WALKER LLP	WOMBLE CARLYLE SANDRIDGE & RICE, PLLC

Thomas L. Kent	Francis A. Monaco, Jr. (DE Bar No. 2078)
75 East 55th Street	Mark L. Desgrosseilliers (DE Bar No. 4083)
New York, NY 10022	Thomas M. Horan (DE Bar No. 4641)
Telephone: (212) 318-6060	222 Delaware Avenue
Facsimile: (212) 230-7899	Suite 1501
Wilmington. Delaware 19801
-and-	Telephone: (302) 252-4320
Facsimile: (302) 252-4330
Richard A. Chesley
191 N. Wacker Drive, Suite 3000
Chicago, IL 60606
Telephone: (312) 499-6050
Facsimile: (312) 499-6100
Counsel for the Debtor and Debtor in Possession
Dated: January 5, 2010
            Wilmington, Delaware

(continued)

(continued)

DEBTOR’S PLAN OF REORGANIZATION UNDER
CHAPTER 11 OF THE BANKRUPTCY CODE

     Pursuant to title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., the Debtor and Debtor in Possession in the above-captioned and numbered case hereby respectfully proposes the following plan of reorganization under chapter 11 of the Bankruptcy Code.
ARTICLE I
DEFINITIONS AND INTERPRETATION
     1.1 Definitions.
     As used in the Plan, the following terms shall have the respective meanings specified below and be equally applicable to the singular and plural of terms defined:
     1. 4.5% Notes means those certain convertible senior unsecured notes issued by the Debtor under the 4.5% Notes Indenture.
     2. 4.5% Notes Indenture means that certain indenture, dated as of August 22, 2003 between the Debtor and U.S. Bank National Association, as Indenture Trustee, pursuant to which the 4.5% Notes were issued, as amended from time to time.
     3. 4.5% Notes Unsecured Claim means any Claim arising from the 4.5% Notes Indenture on account of the 4.5% Notes, other than any Notes Interest Claim.
     4. 7% Notes means those certain convertible senior unsecured notes issued by the Debtor under the 7% Notes Indenture.
     5. 7% Notes Indenture means that certain indenture, dated as of November 15, 2006 between the Debtor and U.S. Bank National Association, as Indenture Trustee, pursuant to which the 7% Notes were issued, as amended from time to time.
     6. 7% Notes Unsecured Claim means any Claim arising from the 7% Notes Indenture on account of the 7% Notes, other than any Notes Interest Claim.
     7. Administrative Expense Claim means any right to payment constituting a cost or expense of administration of the Reorganization Case Allowed under sections 330, 503(b), 507(a)(2) and 507(b) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Debtor’s estate, (b) any actual and necessary costs and expenses of operating the Debtor’s businesses, (c) any indebtedness or obligations incurred or assumed by the Debtor in Possession during the Reorganization Case, including, without limitation, all indebtedness and obligations arising under the DIP Agreement (d) Claims, pursuant to section 503(b)(9) of the Bankruptcy Code, for the value of goods received by the Debtor in the 20 days immediately prior to the Petition Date and sold to the Debtor in the

1

ordinary course of the Debtor’s businesses, (e) all payments contemplated under the Incentive Plan, and (f) all reasonable and customary fees and expenses of the Indenture Trustee, as provided in the Unsecured Notes Indentures, without the need for application to or approval of the Bankruptcy Court. Any fees or charges assessed against the estate of the Debtor under section 1930 of chapter 123 of title 28 of the United States Code are excluded from the definition of Administrative Expense Claim and shall be paid in accordance with section 13.7 of the Plan.
     8. Affiliate has the meaning set forth in section 101(2) of the Bankruptcy Code.
     9. Allowed means with reference to any Claim or Allowed Equity Interest, respectively, any Claim against or Equity Interest in the Debtor that: (a) has been listed by the Debtor in the Schedules (as such Schedules may be amended by the Debtor from time to time in accordance with Bankruptcy Rule 1009) as liquidated in amount and not Disputed or Contingent, and for which no contrary Proof of Claim has been filed, (b) is the subject of a timely filed Proof of Claim as to which no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, or as to which an objection has been interposed and such Claim has been allowed in whole or in part by a Final Order, (c) has been expressly allowed by a Final Order or under the Plan, (d) that is compromised, settled or otherwise resolved pursuant to a Final Order of the Bankruptcy Court or the authority granted to the Reorganized Debtor under section 7.5 of the Plan. Unless otherwise specified in the Plan or by order of the Bankruptcy Court, “Allowed Claim” shall not include any Claim subject to disallowance in accordance with section 502(d) of the Bankruptcy Code. For purposes of determining the amount of an “Allowed Claim” or an “Allowed Administrative Expense Claim,” there shall be deducted therefrom an amount equal to the amount of any claim which the Debtor may hold against the holder thereof, to the extent such claim may be set off pursuant to applicable bankruptcy and nonbankruptcy law.
     10. Allowed [                    ] Claim or Allowed [                    ] Equity Interest means any Allowed Claim or Allowed Equity Interest, as the case may be, of a specified Class.
     11. Ballot means the form distributed to each holder of an Impaired Claim that is entitled to vote to accept or reject the Plan.
     12. Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Reorganization Case.
     13. Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware or any other court of the United States having jurisdiction over the Reorganization Case.
     14. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time.
     15. Benefit Plans means all employee benefit plans, policies and programs sponsored by the Debtor, including, without limitation, all incentive and bonus arrangements, medical and health insurance, life insurance, dental insurance, disability benefits and coverage, leave of

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absence, savings plans, retirement pension plans and retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code).
     16. Business Day means any day other than a Saturday, Sunday, or a “legal holiday” set forth in Bankruptcy Rule 9006(a).
     17. Cash means legal tender of the United States of America.
     18. Causes of Action means all actions, causes of action, Claims, liabilities, obligations, rights, suits, debts, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims or any other claims, whether disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, and whether arising in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Reorganization Case, including through the Effective Date.
     19. Claim means a claim, as defined in section 101(5) of the Bankruptcy Code, against the Debtor.
     20. Class means a category of holders of Claims or Equity Interests set forth in Article IV of the Plan.
     21. Collateral means any property or interest in property of the estates of the Debtor subject to a Lien, charge or other encumbrance to secure the payment or performance of a Claim, which Lien, charge or other encumbrance is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.
     22. Confirmation Date means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket.
     23. Confirmation Hearing means the hearing conducted by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.
     24. Confirmation Order means the order of the Bankruptcy Court confirming the Plan.
     25. Contingent Claim means any Claim, the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event, which event has not yet occurred, happened or been triggered as of the date on which such Claim is sought to be estimated or an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and the Debtor now or hereafter exists or previously existed.
     26. Creditors’ Committee means the committee of unsecured creditors appointed in the Reorganization Case pursuant to section 1102(a) of the Bankruptcy Code.

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     27. Debtor means Vermillion.
     28. Debtor in Possession means the Debtor in its capacity as debtor in possession in the Reorganization Case under sections 1107(a) and 1108 of the Bankruptcy Code.
     29. DIP Agreement means that certain Debtor-In-Possession Credit and Security Agreement dated as of October 7, 2009 by and between Debtor In Possession and Quest, in its capacity as lender thereunder.
     30. Disbursing Agent means the Voting and Claims Agent or any other entity in its capacity as a disbursing agent under Article VI of the Plan.
     31. Disclosure Statement means that certain disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as the same may be amended, supplemented or otherwise modified from time to time, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.
     32. Disclosure Statement Order means the order of the Bankruptcy Court, approving, among other things, the Disclosure Statement and establishing certain procedures with respect to the Plan.
     33. Disputed means, with reference to any Claim or Equity Interest or portion thereof, any Claim against or Equity Interest in the Debtor that the Debtor believes is unliquidated, disputed or contingent and that has not become Allowed in accordance with the Plan.
     34. Distribution means any consideration received by any holder of an Allowed Claim or Allowed Equity Interest under the Plan, including without limitation, any Cash, debt, securities or any other property received by any holder of an Allowed Claim or Allowed Equity Interest, whether by way of Reinstatement of such holder’s Allowed Claim or Allowed Equity Interest or otherwise.
     35. Distribution Date means the earliest of the following dates that occurs after any Claim or Equity Interest is Allowed: (a) the Effective Date, or as soon thereafter as is practicable, (b) a Subsequent Distribution Date, or (c) a Final Distribution Date.
     36. Distribution Record Date means the date that is 20 days before the first day of the Confirmation Hearing, as originally scheduled by the Bankruptcy Court in the Disclosure Statement Order.
     37. Effective Date means a Business Day selected by the Debtor on or after the Confirmation Date, on which (a) no stay of the Confirmation Order is in effect and (b) the conditions precedent to the effectiveness of the Plan specified in section 10.1 of the Plan shall have been satisfied or waived as provided in section 10.2.
     38. Equity Compensation Plans means, collectively, that certain “1993 Plan,” “2000 Plan” and “ESPP,” as each such term is defined in section 3.2(e) of the Disclosure Statement.

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     39. Equity Holders’ Committee means the committee of holders of Equity Interests appointed in the Reorganization Case pursuant to section 1102(a) of the Bankruptcy Code.
     40. Equity Interest means any instrument evidencing an ownership interest in the Debtor, whether or not transferable, and all options, warrants or rights, contractual or otherwise, to acquire any such interests, all as of the Effective Date.
     41. Exculpated Parties means the Debtor, the Reorganized Debtor and the members of the Creditors’ Committee (but solely in their respective capacities as such).
     42. FDA means the United States Food and Drug Administration.
     43. Federal Judgment Rate means the post-judgment interest rate established by section 1961 of title 28 of the United States Code and provided by the Federal Reserve and published each Monday for the preceding week.
     44. Final Distribution Date means a date after (a) the deadline for the Debtor or the Reorganized Debtor to interpose objections to Claims has passed, (b) all such objections have been resolved by signed agreement with the Debtor or the Reorganized Debtor and/or Final Order, as may be applicable, and (c) all Claims that are Contingent Claims or Unliquidated Claims have been estimated but, in any event, the Final Distribution Date shall be no later than thirty (30) days thereafter, or such later date as the Bankruptcy Court may establish, upon request by the Reorganized Debtor, for cause shown.
     45. Final Order means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court and has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or, (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, (i) such order or judgment shall have been affirmed by the highest court to which such order was appealed, certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order and (ii) the time to take any further appeal, petition for certiorari, or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Bankruptcy Rules, may be filed relating to such order shall not prevent such order from being a Final Order.
     46. General Unsecured Claim means an Unsecured Claim other than a 4.5% Notes Unsecured Claim, a 7% Notes Unsecured Claim and/or a Notes Interest Claim.
     47. Impaired means, with respect to a Claim or Equity Interest, that such Claim or Equity Interest is “impaired” within the meaning of section 1124 of the Bankruptcy Code.
     48. Incentive Plan means that certain incentive plan approved by the Bankruptcy Court’s order entered on June 23, 2009.

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     49. Indenture Trustee means the indenture trustee for the Unsecured Notes Indentures.
     50. Insurance Policy means any policy of insurance under which the Debtor could have asserted or did assert, or may in the future assert, a right to coverage for any Claim, together with any other contracts which may pertain or relate to such policy (including, by way of example and not limitation, any insurance settlement agreements or coverage-in-place agreements).
     51. Investment Agreement means that certain agreement between the Debtor and the New Money Investors, which will be included in the Plan Supplement and includes the terms of the New Money Investment.
     52. Lien means any charge against or interest in property to secure payment of a debt or performance of an obligation.
     53. Local Bankruptcy Rules means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware, as amended from time to time.
     54. New Common Stock means the shares of common stock of the Reorganized Debtor authorized to be issued pursuant to the Plan.
     55. New Money Investment means the New Money Investors’ investment of not less than $30 million in the Reorganized Debtor.
     56. New Money Investors means certain entities that have agreed to acquire shares of New Common Stock for an aggregate purchase price of not less than $30 million pursuant to the terms of the Plan.
     57. Notes Interest Claim means any Claim for the payment of unpaid interest through and including the Effective Date for any of the Unsecured Notes that were converted or exchanged prior to the Effective Date which was not otherwise released as part of the conversion or exchange.
     58. Other Priority Claim means a Claim entitled to priority in payment as specified in section 507(a)(4), (5), (6) or (7) of the Bankruptcy Code.
     59. OVAI Test means that certain ovarian triage test developed by the Debtor and approved by the FDA on September 11, 2009.
     60. Patent Security Agreement means that certain security agreement dated as of July 22, 2005 by and between Quest and the Debtor.
     61. Person means an individual, partnership, corporation, limited liability company, cooperative, trust, unincorporated organization, association, joint venture, government or agency or political subdivision thereof or any other form of legal entity.

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     62. Petition Date means March 30, 2009, the date on which the Debtor commenced its Reorganization Case.
     63. Plan means this plan of reorganization dated December 3, 2009, including, without limitation, the exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.
     64. Plan Supplement means the supplement or supplements to the Plan containing certain documents relevant to the implementation of the Plan specified in section 13.6 of the Plan.
     65. Postconfirmation Board means the board of directors of the Reorganized Debtor which shall be disclosed in the Plan Supplement.
     66. Postconfirmation Organizational Documents means the certificate of incorporation, bylaws, and other organizational documents for the Reorganized Debtor, the forms of which shall be included in the Plan Supplement.
     67. Prepetition Period means the time period prior to the Petition Date.
     68. Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.
     69. Professional Compensation and Reimbursement Claim means any Claim of an entity seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code.
     70. Proof of Claim means a proof of claim filed in the Reorganization Case pursuant to Section 501 of the Bankruptcy Code and/or any order of the Bankruptcy Court, together with any supporting documents.
     71. Quest means Quest Diagnostics Incorporated, a Delaware corporation.
     72. Quest Agreements means, collectively, the Quest Credit Agreement and the Patent Security Agreement.
     73. Quest Secured Claim means any Secured Claim arising from the Quest Agreements.
     74. Quest Credit Agreement means that certain credit agreement, dated as of July 22, 2005 by and between Quest and the Debtor.
     75. Reinstated or Reinstatement means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim or Equity Interest entitles the holder of such Claim or Equity Interest, or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Equity Interest to demand or receive accelerated payment of such Claim

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or Equity Interest after the occurrence of a default, (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim or Equity Interest as such maturity existed before such default; (iii) compensating the holder of such Claim or Equity Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or applicable law; (iv) if such Claim or such Equity Interest arises from any failure to perform a nonmonetary obligation, other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(1)(A) of the Bankruptcy Code, compensating the holder of such Claim or such Equity Interest (other than the Debtor or an insider of the Debtor) for any actual pecuniary loss incurred by such holder as a result of such failure; and (v) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Equity Interest entitles the holder of such Claim or Equity Interest.
     76. Reorganization Case means the case commenced by the Debtor under chapter 11 of the Bankruptcy Code.
     77. Reorganized Debtor means the Debtor on and after the Effective Date.
     78. Schedules means, collectively, the schedules of assets and liabilities, schedules of executory contracts and unexpired leases and statements of financial affairs filed by the Debtor under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms in the Reorganization Case, as the same may have been amended or supplemented through the Confirmation Date pursuant to Bankruptcy Rules 1007 and 1009.
     79. Secured Claim means any Claim that is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to a permissible setoff under section 553 of the Bankruptcy Code, to the extent of such permissible setoff.
     80. Securities Act means the Securities Act of 1933, as amended.
     81. Security means any instrument that qualifies as a “security” under section 2(a)(1) of the Securities Act.
     82. Subsequent Distribution Date means the twentieth (20th) day after the end of each calendar quarter after the occurrence of the Effective Date.
     83. Tax Code means the Internal Revenue Code of 1986, as amended.
     84. Unimpaired means, with respect to a Claim or Equity Interest, that such Claim or Equity Interest is not Impaired as a result of being either (a) Reinstated or (b) paid in full in Cash under the Plan.
     85. Unliquidated Claim means any Claim, the amount of liability for which has not been fixed, whether pursuant to agreement, applicable law or otherwise, as of the date on which such Claim is asserted or sought to be estimated.

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     86. Unsecured Claim means any Claim against the Debtor other than an Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, or Quest Secured Claim, but shall not include any claim that is disallowed or released, whether by operation of law, Final Order, written agreement, the provisions of the Plan or otherwise.
     87. Unsecured Notes means, collectively, the 4.5% Notes and the 7% Notes.
     88. Unsecured Notes Claims means, collectively, the 4.5% Notes Unsecured Claims and the 7% Notes Unsecured Claims.
     89. Unsecured Notes Indentures means, collectively, the 4.5% Notes Indenture and the 7% Notes Indenture.
     90. U.S. Trustee means the United States Trustee appointed under section 581 of title 28 of the United States Code to serve in Region 3.
     91. Vermillion means Vermillion, Inc., a Delaware corporation, formerly known as Ciphergen Biosystems, Inc.
     92. Voting and Claims Agent means BMC Group, Inc., the Bankruptcy Court appointed claims, noticing and balloting agent in this Reorganization Case.
     93. Voting Deadline means the date set in an order of the Bankruptcy Court as the deadline for the return of Ballots accepting or rejecting the Plan.
     1.2 Interpretation; Application of Definitions and Rules of Construction.
     Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective section in, article of or schedule or exhibit, to the Plan or the Plan Supplement, as the same may be amended, waived or modified from time to time. The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.
ARTICLE II
PROVISIONS FOR PAYMENT OF ADMINISTRATIVE
EXPENSES AND PRIORITY TAX CLAIMS
     2.1 Administrative Expense Claims.
     Except to the extent that any Person entitled to payment of any Allowed Administrative Expense Claim agrees to a less favorable treatment, each holder of an Allowed Administrative

9

Expense Claim shall receive in full satisfaction, settlement and discharge of and in exchange for such Allowed Administrative Expense Claim, Cash in an amount equal to such Allowed Administrative Expense Claim, on the later of the Effective Date, the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtor in Possession shall be paid in full and performed by the Debtor in Possession or the Reorganized Debtor, as the case may be, in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions; provided, further, that if any such ordinary course expense is not billed or a request for payment is not made within ninety (90) days after the Effective Date, claims for payment of such an ordinary course expense shall be barred.
     2.2 Priority Tax Claims.
     Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim, if any, shall receive in full satisfaction, settlement and discharge of and in exchange for such Allowed Priority Tax Claim, at the sole option of the Debtor or the Reorganized Debtor, (a) on the Effective Date, or as soon thereafter as is practicable, Cash in an amount equal to such Allowed Priority Tax Claim or, (b) commencing on the Effective Date, or as soon thereafter as is practicable, and continuing over a period not exceeding five (5) years from and after the Petition Date, equal semi-annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest for the period after the Effective Date at the rate determined under applicable non-bankruptcy law as of the calendar month in which the Plan is confirmed, subject to the sole option of the Debtor or the Reorganized Debtor to prepay the entire amount of the Allowed Priority Tax Claim. All Allowed Priority Tax Claims, if any, that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.
     2.3 Professional Compensation and Reimbursement Claims.
     All Persons seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file, on or before the date that is forty-five (45) days after the Effective Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court in accordance with the order relating to or Allowing any such Professional Compensation and Reimbursement Claim. Holders of such Professional Compensation and Reimbursement Claims that are required to file and serve applications for final allowance of their Professional Compensation and Reimbursement Claims and that do not file and serve such applications by the required deadline shall be forever barred from asserting such claims against the Debtor, the Reorganized Debtor or their respective properties, and such Professional Compensation and Reimbursement Claims shall be deemed discharged as of the Effective Date. Objections to any such Claims must be filed and served on the Reorganized Debtor and its counsel and the requesting party no later than thirty (30) days (or such larger

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period as may be allowed by order of the Bankruptcy Court) after the date on which an application for final allowance of such Professional Compensation and Reimbursement Claims was filed and served. The Reorganized Debtor is authorized to pay compensation for professional services rendered and reimbursement of expenses incurred after the Confirmation Date in the ordinary course and without the need for Bankruptcy Court approval.
ARTICLE III
CLASSIFICATION OF CLAIMS AND
EQUITY INTERESTS, IMPAIRMENT AND VOTING
     The following table (i) designates the classes of Claims against and Equity Interests in the Debtor, (ii) specifies the classes of Claims and Equity Interests that are Impaired by the Plan and, therefore, either are deemed to reject the Plan or are entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (iii) specifies the classes of Claims and Equity Interests that are Unimpaired by the Plan and therefore are deemed to accept the Plan in accordance with section 1126 of the Bankruptcy Code.

Class	Designation	Impairment	Entitled to Vote
Class 1	Other Priority Claims	Unimpaired	No (deemed to accept)
Class 2	Quest Secured Claim	Unimpaired	No (deemed to accept)
Class 3	4.5% Notes Unsecured Claims	Impaired	Yes
Class 4	7% Notes Unsecured Claims	Impaired	Yes
Class 5	General Unsecured Claims	Impaired	Yes
Class 6	Notes Interest Claims	Impaired	Yes
Class 7	Equity Interests	Unimpaired	No (deemed to accept)
ARTICLE IV
PROVISIONS FOR TREATMENT OF CLAIMS
AND EQUITY INTERESTS
     4.1 Other Priority Claims (Class 1).
          a. Impairment and Voting. Class 1 is Unimpaired by the Plan. Each holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.
          b. Distributions. Except to the extent that a holder of an Allowed Other Priority Claim and the Debtor or the Reorganized Debtor agree to a different treatment, each holder of an Allowed Other Priority Claim shall receive in full satisfaction, settlement and discharge of and in exchange for such Allowed Other Priority Claim, Cash in an amount equal to such Allowed Other Priority Claim on the later of the Effective Date, the date such Allowed Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable. All Allowed Other Priority Claims that are not due and payable on or before the

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Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.
     4.2 Quest Secured Claim (Class 2).
          a. Impairment and Voting. Class 2 is Unimpaired by the Plan. Quest, the holder of the Quest Secured Claim is therefore conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.
          b. Approximate Allowed Amount. The Debtor estimates that on the Effective Date, the Allowed amount of the Quest Secured Claim will aggregate approximately $6 million plus (i) accrued and unpaid interest required to be paid pursuant to the Quest Agreements and (ii) any fees, costs and expenses, including attorneys’ fees, to be paid pursuant to the Quest Agreements.
          c. Distributions. In full satisfaction, settlement and discharge of and in exchange for the Allowed Quest Secured Claim, the Allowed Quest Secured Claim shall be Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code on the Effective Date or soon thereafter as practicable.
     4.3 4.5% Notes Unsecured Claims (Class 3).
          a. Impairment and Voting. Class 3 is Impaired by the Plan. Accordingly, each holder of an Allowed 4.5% Notes Unsecured Claim is entitled to vote to accept or reject the Plan.
          b. Approximate Allowed Amount. The Debtor estimates that on the Distribution Date, the Allowed amount of the 4.5% Notes Unsecured Claims will aggregate $2,365,000 plus accrued and unpaid interest, including (a) interest on unpaid interest through and including the Petition Date as is required to be paid under the 4.5% Notes Indenture and (b) post- petition interest as is required to be paid under the 4.5% Notes Indenture.
          c. Distributions. In full satisfaction, settlement and discharge of and in exchange for each Allowed 4.5% Notes Unsecured Claim, at the sole and exclusive election of each holder of an Allowed 4.5% Notes Unsecured Claim, on the Distribution Date, each holder of an Allowed 4.5% Notes Unsecured Claim shall either (i) receive Cash in an amount equal to such Allowed 4.5% Notes Unsecured Claim or (ii) each Allowed 4.5% Notes Unsecured Claim shall be converted into shares of New Common Stock of the Reorganized Debtor in an amount equal to the amount of such Allowed 4.5% Notes Claim at the lower of a conversion price of (i) $20 per share or (ii) 90% of the average closing trading price of the Debtor’s common stock for the five (5) consecutive trading days ending before the last day of the Voting Deadline, subject to a minimum price of $18 per share. Any holder of an Allowed 4.5% Notes Unsecured Claim that does not make an election as to its Distribution under the Plan will receive its Distribution in Cash. If and to the extent that a Holder elects to convert its 4.5% Notes into New Common Stock, such Holder agrees that it will request a Deposit/Withdrawal at Custodian (“DWAC”) transaction with respect to such 4.5% Notes.

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     4.4  7% Notes Unsecured Claims (Class 4).
          a. Impairment and Voting. Class 4 is Impaired by the Plan. Accordingly, each holder of an Allowed 7% Notes Unsecured Claim is entitled to vote to accept or reject the Plan.
          b. Approximate Allowed Amount. The Debtor estimates that on the Distribution Date, the Allowed amount of 7% Notes Unsecured Claims will aggregate $9.1 million plus accrued and unpaid interest, including (a) interest on unpaid interest through and including the Petition Date as is required to be paid under the 7% Notes Indenture and (b) post-petition interest as is required to be paid under the 7% Notes Indenture. In accordance with the 7% Notes Indenture, interest on the 7% Notes shall be calculated at 7% through September 10, 2009, and at 4% thereafter.
          c. Distributions. In full satisfaction, settlement and discharge of and in exchange for each 7% Notes Unsecured Claim, at the sole and exclusive election of each holder of an Allowed 7% Notes Unsecured Claim, on the Distribution Date, each Allowed 7% Notes Unsecured Claim shall either be (i) Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) converted into shares of New Common Stock of the Reorganized Debtor in an amount equal to the amount of such Allowed 7% Notes Unsecured Claim at the lower of a conversion price of (A) $20 per share or (B) 90% of the average closing trading price of the Debtor’s common stock for the five (5) consecutive trading days ending before the last day of the Voting Deadline, subject to a minimum price of $18 per share. In the event of a Reinstatement, the Debtor will pay unpaid accrued interest to be paid pursuant to the 7% Notes Indenture through and including September 1, 2009 in Cash on the Effective Date. Any holder of an Allowed 7% Notes Unsecured Claim that does not make an election as to its Distribution under the Plan will receive its Distribution in the form of Reinstatement of such holder’s Claim. If and to the extent that a Holder elects to convert its 7% Notes into New Common Stock, such Holder agrees that it will request a DWAC transaction with respect to such 7% Notes.
     4.5 General Unsecured Claims (Class 5).
          a. Impairment and Voting. Class 5 is Impaired by the Plan. Accordingly, each holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.
          b. Approximate Allowed Amount. The Debtor estimates that on the Distribution Date, the Allowed amount of General Unsecured Claims will aggregate approximately $2 million plus postpetition interest calculated using the lesser of the (a) Federal Judgment Rate and (b) contract rate.
          c. Distributions. In full satisfaction, settlement and discharge of and in exchange for each Allowed General Unsecured Claim, at the sole and exclusive election of each holder of an Allowed General Unsecured Claim, on the Distribution Date, each holder of an Allowed General Unsecured Claim shall either (i) receive Cash in an amount equal to such Allowed General Unsecured Claim or (ii) each holder of an Allowed General Unsecured Claim

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shall receive shares of New Common Stock of the Reorganized Debtor in an amount equal to such Allowed General Unsecured Claim at the lower of a price of (A) $20 per share or (B) 90% of the average closing trading price of the Debtor’s common stock for the five (5) consecutive trading days ending before the last day of the Voting Deadline, subject to a minimum price of $18 per share. Any holder of an Allowed General Unsecured Claim that does not make an election as to its Distribution under the Plan will receive its Distribution in Cash. If and to the extent that a Holder’s Allowed General Unsecured Claim consists of securities held at the Depository Trust Corporation and such Holder elects to convert its Allowed General Unsecured Claim into New Common Stock, such Holder agrees that it will request a DWAC transaction with respect to such securities.
     4.6 Notes Interest Claims (Class 6)
          a. Impairment and Voting. Class 6 is Impaired by the Plan. Accordingly, each holder of a Notes Interest Claim is entitled to vote to accept or reject the Plan.
          b. Approximate Allowed Amount. The Debtor estimates that on the Distribution Date, the Allowed amount of the Notes Interest Claims will aggregate approximately $1.2 million.
          c. Distributions. In full satisfaction, settlement and discharge of and in exchange for each Allowed Notes Interest Claim, on the Distribution Date, each holder of an Allowed Notes Interest Claim shall receive shares of New Common Stock of the Reorganized Debtor in an amount equal to such Allowed Notes Interest Claim at the lower of a price of (i) $20 per share or (ii) 90% of the average closing trading price of the Debtor’s common stock for the five (5) consecutive trading days ending before the last day of the Voting Deadline, subject to a minimum price of $18 per share.
     4.7 Equity Interests (Class 7).
          a. Impairment and Voting. Class 7 is Unimpaired by the Plan. Each holder of an Allowed Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.
          b. Distributions. In full satisfaction, settlement and discharge of and in exchange for each Allowed Equity Interest, each Allowed Equity Interest shall be Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code on the Effective Date or soon thereafter as practicable and shall be deemed to have been Distributed equity interests in the Reorganized Debtor with identical rights and privileges as their existing equity interests in the Debtor.
     4.8 Special Provision Regarding Unimpaired Claims.
     Except as otherwise explicitly provided in the Plan, nothing herein shall be deemed to be a waiver or relinquishment of any rights, counterclaims or defenses the Debtor or the Reorganized Debtor may have, whether at law or in equity, with respect to any Unimpaired Claim.

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ARTICLE V
MEANS OF IMPLEMENTATION
     5.1 Continued Corporate Existence.
     Except as otherwise provided in the Plan, the Debtor, as the Reorganized Debtor, shall continue to exist after the Effective Date as a corporate entity, with all the powers of a corporation, pursuant to the laws of the State of Delaware and pursuant to its certificate of incorporation and bylaws in effect prior to the Effective Date, except with respect to the Postconfirmation Organizational Documents (or other formation documents) that are amended by the Plan, the Plan Supplement or otherwise, and to the extent such documents are amended, such documents are deemed to be pursuant to the Plan and require no further action or approval.
     5.2 Restructuring and Other Transactions.
          a. Issuance of New Common Stock. The issuance by the Reorganized Debtor of the New Common Stock on and after the Effective Date is hereby authorized without the need for any further corporate action and without any further action by holders of Claims or Equity Interests. As provided in the Postconfirmation Organizational Documents, which are incorporated herein by reference, New Common Stock may be issued in one or more than one tranches, shall be identical in all respects, and shall have equal rights and privileges. In compliance with 1123(a)(6) of the Bankruptcy Code, the Postconfirmation Organizational Documents shall provide that the Reorganized Debtor shall not issue nonvoting equity securities to the extent prohibited by section 1123(a)(6) of the Bankruptcy Code.
          b. New Money Investment. The relevant provisions of the New Money Investment are: (i) on the Effective Date, the New Money Investors are expected to invest $50 million in shares of the New Common Stock, but not less than $30 million; (ii) the purchase price for the shares of New Common Stock will be 90% of the last sale price for the Debtor’s common stock as reported on the “pink sheets” over the trailing five (5) trading days prior to the date of execution of Investment Agreement; and (iii) the closing of the New Money Investment shall take place no later than the Effective Date.
          c. Voting Rights. The New Common Stock voting rights will be commensurate with ownership and on a parity with the Debtor’s existing common stock par value $.001.
ARTICLE VI
PROVISIONS GOVERNING DISTRIBUTIONS
     6.1 Distributions on Allowed Unsecured Claims.
     Distributions with respect to holders of Allowed Unsecured Claims shall only be made on each Distribution Date or as soon thereafter as practicable. All Allowed Unsecured Claims held by a single creditor against the Debtor shall be aggregated and treated as a single Unsecured Claim against the Debtor. At the written request of the Reorganized Debtor, any creditor holding

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multiple Allowed Unsecured Claims shall provide the Reorganized Debtor a single address to which any Distributions shall be sent.
     6.2 Fractional Shares.
     Fractional shares of New Common Stock shall not be issued under the Plan, but in lieu thereof the Disbursing Agent shall round up fractional shares to the next highest whole number.
     6.3 Date of Distributions.
     In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.
     6.4 Disbursing Agent.
     All Distributions under the Plan shall be made by either the Voting and Claims Agent or the Indenture Trustee. The Indenture Trustee shall be entitled to a standard fee for acting as a Disbursing Agent to holders of Unsecured Notes under the Plan.
     6.5 Delivery of Distributions.
          a. Distributions to Last Known Address. Subject to Bankruptcy Rule 9010, all Distributions to any holder of an Allowed Claim or Allowed Administrative Expense Claim shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtor or its agents, as applicable, unless the Debtor or the Reorganized Debtor has been notified in writing of a change of address by the filing of a Proof of Claim by such holder that contains an address for such holder different than the address of such holder as set forth on the Schedules. Nothing in the Plan shall require the Debtor or the Reorganized Debtor to attempt to locate any holder of an Allowed Claim or Allowed Administrative Claim.
          b. Distributions to Indenture Trustee. The Indenture Trustee shall be the Disbursing Agent for the respective Unsecured Notes Claims. Accordingly, Distributions for the benefit of the holders of such Claims shall be made to the Indenture Trustee under the applicable Unsecured Notes Indenture. The Indenture Trustee shall, in turn, promptly administer the Distribution to the holders of such Allowed Unsecured Notes Claims in accordance with the Plan and the applicable Unsecured Notes Indenture.
          c. Unsecured Notes Claims. Each holder of an Unsecured Notes Claim electing to convert their Claim into shares of New Common Stock of the Reorganized Debtor in full satisfaction of their Claim shall deliver all documents necessary to effect the exchange to the Indenture Trustee so as to be received by the Indenture Trustee at least two (2) days prior to the Effective Date. Notwithstanding anything to the contrary herein or in the Plan, each holder of the 4.5% Notes or 7% Notes electing to convert its Claim into shares of New Common Stock that does not timely deliver the documents necessary to effect the exchange will receive its distribution in cash or in the form of Reinstatement of such holder’s Claim, respectively.

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     6.6 Unclaimed Distributions.
     All Distributions under the Plan that are unclaimed for a period of ninety (90) days after Distribution thereof shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and revested in the Reorganized Debtor notwithstanding state escheat or other similar laws to the contrary and any entitlement of any holder of any Claims to such Distributions shall be extinguished and forever barred.
     6.7 Distribution Record Date.
     The Claims register shall be closed on the Distribution Record Date, and any subsequent transfer of any Claim shall be prohibited. The Debtor and the Reorganized Debtor shall have no obligation to recognize any transfer of any such Claims occurring after the close of business on such date.
     6.8 Manner of Payment.
     At the option of the Reorganized Debtor, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.
     6.9 Limitation on Cash Distributions.
     No payment of Cash less than fifty dollars ($50) will be made to any holder of an Allowed Claim unless a request for such payment is made in writing to Reorganized Debtor within thirty (30) days after the Effective Date.
     6.10 Setoffs and Recoupment.
     The Debtor may, but shall not be required to, setoff against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim any Claims of any nature whatsoever that the Debtor may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or the Reorganized Debtor of any such claim they may have against such claimant.
     6.11 Allocation of Plan Distributions Between Principal and Interest.
     To the extent that any Allowed Claim entitled to a Distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such Distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts.

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ARTICLE VII
PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER PLAN
     7.1 Objections.
     As of the Effective Date, objections to, and requests for estimation of, Administrative Expense Claims and Claims against the Debtor may be interposed and prosecuted only by the Reorganized Debtor. Such objections and requests for estimation shall be served on the respective claimant and filed with the Bankruptcy Court on or before the latest of: (i) one hundred twenty (120) days after the Effective Date or (ii) such later date as may be fixed by the Bankruptcy Court (the “Objection Deadline”); provided, however, that with respect to Claims that, as of the Objection Deadline, are subject to a pending claim objection, contested matter, or adversary proceeding (an “Initial Objection”) wherein the Reorganized Debtor’s objection to such claim is ultimately denied, the Objection Deadline shall be extended to the latter of: (a) sixty (60) days from the date on which the Bankruptcy Court enters an order denying such Initial Objection or (b) sixty (60) days from the date on which any appellate court enters a Final Order reversing or vacating an order of the Bankruptcy Court granting such Initial Objection; provided, further, that with respect to Claims that (i) are filed (whether as an amended Claim, new Claim, or otherwise) after the Effective Date, and (ii) that are not otherwise subject to adjustment, expunction or disallowance pursuant to this Article VII of the Plan, the Objection Deadline shall be one hundred twenty (120) days after the date on which such Claim was filed. Nothing herein shall affect the Debtor’s or the Reorganized Debtor’s ability to amend the Schedules in accordance with the Bankruptcy Code and the Bankruptcy Rules.
     7.2 Adjustment to Certain Claims Without a Filed Objection.
     Any Claim that has been settled, paid and satisfied, or amended and superseded, may be adjusted or expunged on the Claims register by the Reorganized Debtor without a claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court. In addition, all Claims filed by a current or former employee of the Debtor on account of a benefit arising out of a benefit plan shall be deemed satisfied and expunged from the Claims register as of the Effective Date to the extent the Reorganized Debtor elects to honor such employee benefit, without any further notice to or action, order or approval of the Bankruptcy Court.
     7.3 No Distributions Pending Allowance.
     Notwithstanding any other provision hereof, if any portion of a Claim or Administrative Expense Claim is Disputed, no payment or Distribution provided hereunder shall be made on account of such Claim or Administrative Expense Claim unless and until such Disputed Claim or Disputed Administrative Expense Claim becomes Allowed.
     7.4 Distributions After Allowance.
     To the extent that a Disputed Claim or Disputed Administrative Expense Claim ultimately becomes an Allowed Claim or Allowed Administrative Expense Claim, Distributions

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(if any) shall be made to the holder of such Allowed Claim or Allowed Administrative Expense Claim in accordance with the provisions of the Plan.
     7.5 Resolution of Administrative Expense Claims and Claims.
     On and after the Effective Date, the Reorganized Debtor shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to Administrative Expense Claims and Claims against the Debtor and to compromise, settle or otherwise resolve any Disputed Administrative Expense Claims and Disputed Claims against the Debtor without approval of the Bankruptcy Court.
     7.6 Estimation of Claims.
     The Debtor or the Reorganized Debtor may at any time request that the Bankruptcy Court estimate any Contingent Claim, Unliquidated Claim or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor or the Reorganized Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Contingent Claim, Unliquidated Claim or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtor or the Reorganized Debtor may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.
     7.7 Interest.
     To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim shall not be entitled to any interest thereon, except as may be required by Final Order, or applicable bankruptcy and non-bankruptcy law.
     7.8 Disallowance of Certain Claims.
     Any Claims held by Persons from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or by a Person that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and such Persons may not receive any Distributions on account of their Claims until such time as such Causes of Action against such Persons have been settled or a Final Order with respect thereto has been entered and all sums due, if any, to the Debtor by that Person have been turned over or paid to the Reorganized Debtor.

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     7.9 Indenture Trustee as Claim Holder.
     Consistent with Bankruptcy Rule 3003(c), the Reorganized Debtor shall recognize Proofs of Claim timely filed by the Indenture Trustee in respect of any Claims under the Unsecured Notes Indentures. Accordingly, any Claim arising under the Unsecured Notes Indentures, proof of which is filed by the registered or beneficial holder of Unsecured Notes, shall be disallowed as duplicative of the Claim of the Indenture Trustee, without any further action of the Bankruptcy Court. The Indenture Trustee shall file two (2) Proofs of Claim, one under each Unsecured Notes Indenture, which Proofs of Claim shall include all amounts due under the Unsecured Notes and Unsecured Notes Indentures.
     7.10 Offer of Judgment.
     The Reorganized Debtor is authorized to serve upon a holder of a Claim an offer to allow judgment to be taken on account of such Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Federal Rule of Civil Procedure 68 shall apply to such offer of judgment. To the extent the holder of a Claim must pay the costs incurred by the Reorganized Debtor after the making of such offer, the Reorganized Debtor is entitled to setoff such amounts against the amount of any Distribution to be paid to such holder without any further notice to or action, order, or approval of the Bankruptcy Court.
     7.11 Amendments to Claims.
     On or after the Effective Date, a Claim may not be filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtor, and any such new or amended Claim filed without prior authorization shall be deemed disallowed in full and expunged without any further action.
ARTICLE VIII
EXECUTORY CONTRACTS AND UNEXPIRED LEASES
     8.1 Assumption or Rejection of Executory Contracts and Unexpired Leases.
     Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtor and any person or entity shall be deemed assumed by the Debtor as of the Effective Date, except for any executory contract or unexpired lease (1) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (2) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Effective Date, or (3) that is specifically designated as a contract or lease to be rejected on Schedules 8.1(A) (executory contracts) or 8.1(B) (unexpired leases), which schedules shall be contained in the Plan Supplement; provided, however, that the Debtor reserves the right, on or prior to the Effective Date, to amend Schedules 8.1(A) and 8.1(B) to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, either assumed or rejected as of the Effective Date. The Debtor shall provide notice of any amendments to Schedules 8.1(A) and/or 8.1(B) to the parties to the executory contracts and

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unexpired leases affected thereby. The listing of a document on Schedules 8.1(A) or 8.1(B) shall not constitute an admission by the Debtor that such document is an executory contract or an unexpired lease or that the Debtor has any liability thereunder.
     8.2 Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases.
     Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to section 8.1 of the Plan, and of the rejection of the executory contracts and unexpired leases rejected pursuant to section 8.1 of the Plan.
     8.3 Inclusiveness.
     Unless otherwise specified on Schedules 8.1(A) or 8.1(B) of the Plan Supplement, each executory contract and unexpired lease listed or to be listed therein shall include any and all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 8.1(A) or 8.1(B).
     8.4 Cure of Defaults.
     Except to the extent that a different treatment has been agreed to by the parties, within thirty (30) days after the Effective Date, the Reorganized Debtor shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed by the Debtor pursuant to the Plan, in accordance with section 365(b) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Reorganized Debtor’s liability with respect thereto, or as may otherwise be agreed to by the parties. Notwithstanding section 8.1 of the Plan, the Debtor shall retain its rights to reject any of its executory contracts or unexpired leases that are the subject of a dispute concerning amounts necessary to cure any defaults, in which event the Reorganized Debtor shall make its election to reject such executory contracts and unexpired leases within thirty (30) days of the entry of a Final Order determining the amount required to be cured.
     8.5 Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan.
     Proofs of Claim for damages arising out of the rejection of an executory contract or unexpired lease must be filed with the Bankruptcy Court and served upon the attorneys for the Debtor or, on and after the Effective Date, the Reorganized Debtor, no later than thirty (30) days after the later of (a) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (b) notice of entry of the Confirmation Order, (c) notice of an amendment to Schedules 8.1(A) or (B) of the Plan Supplement (solely with respect to the party directly affected by such modification), or (d) notice of the Debtor’s election to reject as described in the preceding paragraphs. All such proofs of Claim not filed within such time shall be forever

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barred from assertion against the Debtor and its estate or the Reorganized Debtor and its property.
     8.6 Indemnification Obligations.
     Subject to the occurrence of the Effective Date, the obligations of the Debtor as of the Petition Date to indemnify, defend, reimburse or limit the liability of directors, officers or employees against any claims or causes of action as provided in the Debtors articles of organization, certificates of incorporation, bylaws, other organizational documents or applicable law shall survive confirmation of the Plan, remain unaffected thereby and not be discharged, irrespective of whether such indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before or after the Petition Date.
     8.7 Insurance Policies.
     Unless specifically rejected by order of the Bankruptcy Court, all of the Debtor’s Insurance Policies that are executory, if any, and any agreements, documents or instruments relating thereto, shall be assumed under the Plan. Nothing contained in this section shall constitute or be deemed a waiver of any Cause of Action that the Debtor or the Reorganized Debtor may hold against any entity, including, without limitation, the insurer, under any of the Debtor’s policies of insurance, or otherwise diminish or impair the enforceability of any insurance policy that might cover Claims against the Debtor (including, without limitation, its officers and directors) or any other Person.
     8.8 Benefit Plans.
     Notwithstanding anything contained in the Plan to the contrary, unless rejected by order of the Bankruptcy Court, the Reorganized Debtor shall continue to honor, in the ordinary course of business, all employee compensation and Benefit Plans of the Debtor, including Benefit Plans and programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated.
     8.9 Retiree Benefits.
     On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtor shall continue to pay all retiree benefits of the Debtor (within the meaning of and subject to section 1114 of the Bankruptcy Code) for the duration of the period for which the Debtor had obligated itself to provide such benefits and subject to the right of the Reorganized Debtor to modify or terminate such retiree benefits in accordance with the terms thereof.
     Notwithstanding any other provisions of the Plan, the obligations of the Debtor to indemnify its directors, officers, and employees against any obligations, liabilities, costs or expenses pursuant to the articles of incorporation and by-laws, of the Debtor, applicable state law, specific agreement, or any combination of the foregoing, shall survive the Effective Date.

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ARTICLE IX
CORPORATE GOVERNANCE AND MANAGEMENT
OF REORGANIZED DEBTOR
     9.1 General.
     On the Effective Date, the management, control, and operation of the Reorganized Debtor shall become the general responsibility of the Postconfirmation Board.
     9.2 Postconfirmation Board.
     The Postconfirmation Board shall initially consist of four (4) members, whose identities, affiliations and the amount of compensation, in their capacity as directors, shall be disclosed in the Plan Supplement. The directors of the Debtor immediately prior to the Effective Date who are not otherwise appointed as members of the Postconfirmation Board, shall be deemed to have resigned from the Board of Directors as of the Effective Date.
     9.3 Filing of Postconfirmation Organizational Documents.
     On the Effective Date, or as soon thereafter as practicable, to the extent necessary, the Reorganized Debtor shall file its Postconfirmation Organizational Documents, as required or deemed appropriate, with the appropriate Persons in its respective jurisdictions of incorporation or establishment.
     9.4 Officers of the Reorganized Debtor.
     The officers of the Debtor immediately prior to the Effective Date shall serve as the initial officers of the Reorganized Debtor on and after the Effective Date. Such officers shall serve in accordance with applicable non-bankruptcy law, any employment agreement with the Reorganized Debtor and the Postconfirmation Organizational Documents.
ARTICLE X
CONDITIONS PRECEDENT TO EFFECTIVE DATE
     10.1 Conditions Precedent to Effectiveness.
     The Effective Date shall not occur and the Plan shall not become effective unless and until the following conditions are satisfied in full or waived in accordance with section 10.2 of the Plan:
          a. The Confirmation Order, in form and substance acceptable to the Debtor, shall have been entered and is a Final Order or, if not a Final Order, is not subject to any stay;
          b. All actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan are effected or executed and delivered, as applicable, in form and substance satisfactory to the Debtor; and

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           c. All authorizations, consents and regulatory approvals, if any, required by the Debtor in connection with the consummation of the Plan are obtained and not revoked.
     10.2 Waiver of Conditions.
     Each of the conditions precedent in section 10.1 hereof may be waived, in whole or in part, by the Debtor. Any such waivers may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action.
     10.3 Satisfaction of Conditions.
     Except as expressly provided or permitted in the Plan, any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. In the event that one or more of the conditions specified in section 10.1 of the Plan have not occurred or otherwise been waived pursuant to section 10.2 of the Plan, (a) the Confirmation Order shall be vacated, (b) the Debtor and all holders of Claims and Equity Interests, shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (c) the Debtor’s obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtor or any other person or to prejudice in any manner the rights of the Debtor or any person in any further proceedings involving the Debtor.
ARTICLE XI
EFFECT OF CONFIRMATION
     11.1 Vesting of Assets.
     On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, the Debtor, its properties and interests in property and its operations shall be released from the custody and jurisdiction of the Bankruptcy Court, and all property of the estate of the Debtor shall vest in the Reorganized Debtor free and clear of all Claims, Liens, encumbrances, charges and other interests, except as provided in the Plan. From and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, subject to the terms and conditions of the Plan.
     11.2 Binding Effect.
     Subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtor and such holder’s respective successors and assigns, whether or not the Claim or Equity Interest of such holder is Impaired under the Plan, whether or not such holder has accepted the Plan and whether or not such holder is entitled to a Distribution under the Plan.

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     11.3 Discharge of the Debtor.
     Upon the Effective Date, in consideration of the Distributions to be made under the Plan and except as otherwise expressly provided in the Plan, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest and any Affiliate of such holder shall be deemed to have forever waived, released and discharged the Debtor, Debtor in Possession, the Reorganized Debtor or any of their respective assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such Persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Equity Interest in the Debtor based on any document, instrument, act, omission, transaction or other activity of any kind or nature that occurred before the Effective Date. The Reorganized Debtor shall have, retain, reserve and be entitled to assert all such claims, Causes of Action, rights of setoff and other legal or equitable defenses that the Debtor has as fully as if the chapter 11 case had not been commenced, and all of the Reorganized Debtor’s legal and equitable rights respecting any claim that are not specifically waived or relinquished by the Plan may be asserted after the Effective Date to the same extent as if the chapter 11 cases had not been commenced.
     11.4 Reservation of Causes of Action/Reservation of Rights.
     Nothing contained in the Plan shall be deemed to be a waiver or the relinquishment of any rights or Causes of Action that the Debtor or the Reorganized Debtor may have or may choose to assert against any Person other than the Released Parties.
     11.5 Exculpation.
     None of the Exculpated Parties, and the Exculpated Parties’ respective current or former officers, directors, employees, accountants, financial advisors, investment bankers, agents, restructuring advisors, and attorneys, and each of their respective agents and representatives (but, in each case, solely in connection with their official capacities in the Reorganization Case), shall have or incur any liability for any Claim, Cause of Action or other assertion of liability for any act taken or omitted to be taken in connection with, or arising out of, the Reorganization Case, the formulation, dissemination, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with the Reorganization Case, the Plan, the Disclosure Statement or any contract, instrument, document or other agreement related thereto; provided, however, that (i) the foregoing shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence and (ii) in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. This exculpation shall be in addition to, and not in limitation of all other releases, indemnities, exculpations and any other applicable law or rules protecting such parties from liability.

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     11.6 Limited Releases.
     Effective as of the Confirmation Date but subject to the occurrence of the Effective Date, the Debtor and the Reorganized Debtor on behalf of themselves and their estates and all of the respective present and former directors, officers, members, employees, affiliates, agents, financial advisors, restructuring advisors, attorneys and representatives, and the Creditors’ Committee, its attorneys and its financial advisors (collectively, the “Released Parties”), shall be deemed to release, waive and discharge unconditionally and forever each other from any and all Claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever (including those arising under the Bankruptcy Code), whether known or unknown, foreseen or unforeseen, existing or hereinafter arising in law, equity, or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence: (i) taking place before the Petition Date in connection with or relating to the Debtor or any of its direct or indirect subsidiaries; and (ii) in connection with, related to, or arising out of the Reorganization Case, the pursuit of confirmation of the Plan, the consummation thereof, the administration thereof or the property to be distributed thereunder; provided that (a) the foregoing shall not operate as a waiver of or release from any Causes of Action arising out of the willful misconduct or gross negligence of any Released Party; (b) the Reorganized Debtor shall not relinquish or waive the right to assert any of the foregoing as a legal or equitable defense or right of set-off or recoupment against any claims of any such Persons asserted against the Debtor or the Reorganized Debtor; and (c) the foregoing release shall not apply to any express contractual or financial obligations owed to the Debtor or the Reorganized Debtor or any obligation arising under the Plan or an agreement entered into pursuant to, or contemplated by, the Plan.
     11.7 Avoidance Actions/Objections.
     Other than any releases granted herein, by the Confirmation Order and by Final Order of the Bankruptcy Court, as applicable, from and after the Effective Date, the Reorganized Debtor shall have the exclusive right to prosecute any and all avoidance or equitable subordination actions, recovery causes of action and objections to Claims under sections 105, 502, 510, 542 through 551, and 553 of the Bankruptcy Code that belong to the Debtor or the Debtor in Possession.
     11.8 Injunction or Stay.
     Except as otherwise expressly provided in the Plan or in the Confirmation Order, all Persons who have held, hold or may hold Claims against, or Equity Interests in, the Debtor are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against the Reorganized Debtor or any of the Released Parties, to the extent of the release provided for in Section 11.7 hereof, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Reorganized Debtor or any of the Released Parties, to the extent of the release provided for in Section 11.7 hereof, with respect to such Claim or Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against the Reorganized Debtor or any of the Released Parties, to the extent of the release provided in Section 11.7

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hereof, or against the property or interests in property of the Reorganized Debtor or any of the Released Parties with respect to such Claim or Equity Interest, (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due to the Reorganized Debtor or any of the Released Parties, to the extent of the release provided in Section 11.7 hereof, or against the property or interests in property of the Reorganized Debtor or any of the Released Parties with respect to such Claim or Equity Interest and (e) pursuing any Claim released pursuant to the Plan.
     Unless otherwise provided in the Confirmation Order, all injunctions or stays arising under or entered during the Reorganization Case under section 105 or 362 of the Bankruptcy Code, or otherwise, that are in existence on the Confirmation Date shall remain in full force and effect until the Effective Date; provided, however, that no such injunction or stay shall preclude enforcement of parties’ rights under the Plan and the related documents.
     11.9 Cancellation of Unsecured Notes and Unsecured Notes Indentures and Discharge of Indenture Trustee.
     Except as set forth in the Plan, on the Effective Date, the Unsecured Notes shall be cancelled and the holders thereof shall have no further rights or entitlements in respect thereof against the Debtor except the rights to receive Distributions under the Plan; provided, however, that the Unsecured Notes and the Unsecured Notes Indentures shall continue in effect (a) solely for the purposes of (1) allowing the Disbursing Agent or the Indenture Trustee, as the case may be, to make Distributions on account of the Unsecured Notes Claims and Note Interest Claim, and (2) preserving the rights of the Indenture Trustee and Disbursing Agent with respect to their fees and expenses (including legal fees) to the extent not paid pursuant to Section 2.1 of the Plan, including, without limitation, the liens set forth in Section 5.8 of the Unsecured Notes Indentures and any indemnification rights provided therein, and (b) if Reinstated in accordance with the Plan.
     The Confirmation Order shall authorize and direct the Indenture Trustee to take whatever action may be necessary or appropriate, in its reasonable discretion, to deliver the Distributions. Subsequent to the performance by the Indenture Trustee or its agents of any duties that are required under the Plan or the Confirmation Order or under the terms of the Unsecured Notes Indentures, the Indenture Trustee and its agents and their successors and assigns shall be relieved of, and released from, all obligations arising under the Unsecured Notes Indentures, or other applicable agreements or law and the Unsecured Notes Indentures shall be deemed to be discharged, except to the extent Reinstated in accordance with the Plan.
ARTICLE XII
RETENTION OF JURISDICTION
     The Bankruptcy Court shall have exclusive jurisdiction of all matters arising in, arising under, or related to, the Reorganization Case and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code, including, without limitation:

27

          a. To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of cure amounts and Claims resulting therefrom;
          b. To determine any and all adversary proceedings, applications and contested matters;
          c. To hear and determine all applications for compensation and reimbursement of expenses under sections 330, 331 and 503(b) of the Bankruptcy Code;
          d. To hear and determine any timely objections to, or requests for estimation of Disputed Administrative Expense Claims and Claims, in whole or in part;
          e. To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;
          f. To issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;
          g. To consider any amendments to or modifications of the Plan or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;
          h. To hear and determine disputes or issues arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby, any agreement, instrument, or other document governing or relating to any of the foregoing or any settlement approved by the Bankruptcy Court;
          i. To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including, without limitation, any request by the Debtor prior to the Effective Date or request by the Reorganized Debtor after the Effective Date for an expedited determination of tax under section 505(b) of the Bankruptcy Code);
          j. To hear and determine all disputes involving the existence, scope and nature of the discharges granted under the Plan, the Confirmation Order or the Bankruptcy Code;
          k. To issue injunctions and effect any other actions that may be necessary or appropriate to restrain interference by any person or entity with the consummation, implementation or enforcement of the Plan, the Confirmation Order or any other order of the Bankruptcy Court;
          l. To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

28

          m. To hear and determine any rights, Claims or Causes of Action held by or accruing to the Debtor pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory;
          n. To recover all assets of the Debtor and property of the Debtor’s estate, wherever located;
          o. To enter a final decree closing the Reorganization Case; and
          p. To hear any other matter not inconsistent with the Bankruptcy Code.
ARTICLE XIII
MISCELLANEOUS PROVISIONS
     13.1 Effectuating Documents and Further Transactions.
     On or before the Effective Date, and without the need for any further order or authority, the Debtor shall file with the Bankruptcy Court or execute, as appropriate, such agreements and other documents that are in form and substance satisfactory to them as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Reorganized Debtor is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.
     13.2 Withholding and Reporting Requirements.
     In connection with the Plan and all instruments issued in connection therewith and distributed thereon, any party issuing any instrument or making any Distribution under the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all Distributions under the Plan shall be subject to any such withholding or reporting requirements. Notwithstanding the above, each holder of an Allowed Claim or Equity Interest that is to receive a Distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding and other tax obligations, on account of such Distribution. Any party issuing any instrument or making any Distribution under the Plan has the right, but not the obligation not to make a Distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.
     13.3 Corporate Action.
     On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the directors of the Debtor or the Reorganized Debtor, as the case may be, shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the State of Delaware, without any requirement of further action by the directors of the Debtor or the Reorganized Debtor. On the Effective Date, or as soon thereafter as is practicable,

29

the Reorganized Debtor shall, if required, file their amended articles of organization or certificates of incorporation, as the case may be, with the Secretary of State of Delaware, in accordance with the applicable general business law of such jurisdiction.
     13.4 Modification of Plan.
     Alterations, amendments or modifications of or to the Plan may be proposed in writing by the Debtor at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code and the Debtor has complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code, and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications. A holder of a Claim or Equity Interest that has accepted or has been deemed to accept the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim and/or Equity Interest of such holder.
     Prior to the Effective Date, the Debtor may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity Interests.
     13.5 Revocation or Withdrawal of the Plan.
     The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtor revokes or withdraws the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtor or any other Person or to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor.
     13.6 Plan Supplement.
     The Plan Supplement and the documents contained therein shall be in form, scope and substance satisfactory to the Debtor, and shall be filed with the Bankruptcy Court no later than five (5) Business Days before the deadline for voting to accept or reject the Plan, provided that the documents included therein may thereafter be amended and supplemented prior to execution, so long as no such amendment or supplement materially affects the rights of holders of Claims or Equity Interests. The Plan Supplement and the documents contained therein are incorporated into and made a part of the Plan as if set forth in full herein.
     13.7 Payment of Statutory Fees.
     On or before the Effective Date, all fees payable under section 1930 of chapter 123 of title 28 of the United States Code shall be paid in Cash. Following the Effective Date, all such

30

fees shall be paid by the Reorganized Debtor until the earlier of the conversion or dismissal of the Reorganization Case under section 1112 of the Bankruptcy Code, or the closing of the Reorganization Case pursuant to section 350(a) of the Bankruptcy Code.
     13.8 Dissolution of the Creditors’ and the Equity Holders’ Committees.
     On the Effective Date, except as provided below, the Creditors’ and the Equity Holders’ Committees shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from and in connection with the Reorganization Case, and the retention or employment of the Creditors’ and the Equity Holders’ Committees’ respective attorneys, accountants and other agents, if any, shall terminate, except for purposes of filing and prosecuting their respective applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred in connection therewith.
     13.9 Exemption from Transfer Taxes.
     Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under or in connection with the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, the issuance of New Common Stock, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp or similar tax.
     13.10 Expedited Tax Determination.
     The Debtor and the Reorganized Debtor are authorized to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for any or all returns filed for, or on behalf of, the Debtor for any and all taxable periods (or portions thereof) ending after the Petition Date through and including the Effective Date.
     13.11 Exhibits/Schedules.
     All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are apart of the Plan as if set forth in full herein.
     13.12 Substantial Consummation.
     On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.
     13.13 Severability of Plan Provisions.
     In the event that, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the

31

maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms.
     13.14 Governing Law.
     Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit to the Plan or Plan Supplement provides otherwise (in which case the governing law specified therein shall be applicable to such exhibit), the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to its principles of conflict of law.
     13.15 Conflict.
     The terms of the Plan shall govern in the event of any inconsistency with the summary of the Plan set forth in the Disclosure Statement. The terms of the Confirmation Order shall govern in the event of any inconsistency with the Plan or the summary of the Plan set forth in the Disclosure Statement.
     13.16 Notices.
     All notices, requests and demands to or upon the Debtor shall be in writing (including by facsimile transmission) to be effective and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:
VERMILLION, INC.
47350 Fremont Blvd.
Fremont, CA 94538
Attn: Gail S. Page
Telephone: (510) 226-2800
Facsimile: (510) 226-2801
with a copy to:
WOMBLE CARLYLE SANDRIDGE & RICE, PLLC
222 Delaware Avenue
Suite 1501
Wilmington, DE 19801
Attn: Francis A. Monaco, Jr.
Telephone: (302) 252-4320
Facsimile: (302) 252-4330
fmonaco@wcsr.com

32

with a copy to:
PAUL, HASTINGS, JANOFSKY & WALKER LLP
75 East 55th Street
New York, NY 10022
Attn: Thomas L. Kent
Telephone: (212) 318-6060
Facsimile: (212) 230-7899
thomaskent@paulhastings.com
-and-
PAUL, HASTINGS, JANOFSKY & WALKER LLP
191 N. Wacker Drive, Suite 3000
Chicago, IL 60606
Attn: Richard A. Chesley
Telephone: (312) 499-6050
Facsimile: (312) 499-6100
richardchesley@paulhastings.com
[Remainder of Page Intentionally Left Blank]

33

Dated: January 5, 2010

Respectfully submitted, Vermillion, Inc.
By:
Name:	Gail S. Page
Title:	Executive Chair of the Board of Directors of Vermillion, Inc.

34

Exhibit B
[Redline of Plan of Reorganization]

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)
	)	Chapter 11
Vermillion, Inc.,	)
	)	Case No. 09-11091 (CSS)
Debtor.	)
)
)

DEBTOR’S ~~FIRST~~ SECOND AMENDED PLAN OF REORGANIZATION UNDER
CHAPTER 11 OF THE BANKRUPTCY CODE

PAUL, HASTINGS, JANOFSKY & WALKER LLP	WOMBLE CARLYLE SANDRIDGE & RICE, PLLC

Thomas L. Kent	Francis A. Monaco, Jr. (DE Bar No. 2078)
75 East 55th Street	Mark L. Desgrosseilliers (DE Bar No. 4083)
New York, NY 10022	Thomas M. Horan (DE Bar No. 4641)
Telephone: (212) 318-6060	222 Delaware Avenue
Facsimile: (212) 230-7899	Suite 1501
Wilmington, Delaware 19801
-and-	Telephone: (302) 252-4320
Facsimile: (302) 252-4330
Richard A. Chesley
191 N. Wacker Drive, Suite 3000
Chicago, IL 60606
Telephone: (312) 499-6050
Facsimile: (312) 499-6100
Counsel for the Debtor and Debtor in Possession

Dated:	~~December 8, 2009~~ January 5, 2010 Wilmington, Delaware

(continued)

(continued)

DEBTOR’S PLAN OF REORGANIZATION UNDER
CHAPTER 11 OF THE BANKRUPTCY CODE

     Pursuant to title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., the Debtor and Debtor in Possession in the above-captioned and numbered case hereby respectfully proposes the following plan of reorganization under chapter 11 of the Bankruptcy Code.
ARTICLE I
DEFINITIONS AND INTERPRETATION
1.1 Definitions.
     As used in the Plan, the following terms shall have the respective meanings specified below and be equally applicable to the singular and plural of terms defined:
     1. 4.5% Notes means those certain convertible senior unsecured notes issued by the Debtor under the 4.5% Notes Indenture.
     2. 4.5% Notes Indenture means that certain indenture, dated as of August 22, 2003 between the Debtor and U.S. Bank National Association, as Indenture Trustee, pursuant to which the 4.5% Notes were issued, as amended from time to time.
     3. 4.5% Notes Unsecured Claim means any Claim arising from the 4.5% Notes Indenture on account of the 4.5% Notes, other than any Notes Interest Claim.
     4. 7% Notes means those certain convertible senior unsecured notes issued by the Debtor under the 7% Notes Indenture.
     5. 7% Notes Indenture means that certain indenture, dated as of November 15, 2006 between the Debtor and U.S. Bank National Association, as Indenture Trustee, pursuant to which the 7% Notes were issued, as amended from time to time.
     6. 7% Notes Unsecured Claim means any Claim arising from the 7% Notes Indenture on account of the 7% Notes, other than any Notes Interest Claim.
     7. Administrative Expense Claim means any right to payment constituting a cost or expense of administration of the Reorganization Case Allowed under sections 330, 503(b), 507(a)(2) and 507(b) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Debtor’s estate, (b) any actual and necessary costs and expenses of operating the Debtor’s businesses, (c) any indebtedness or obligations incurred or assumed by the Debtor in Possession during the Reorganization Case, including, without limitation, all indebtedness and obligations arising under the DIP Agreement (d) Claims, pursuant to section 503(b)(9) of the Bankruptcy Code, for the value of goods received by the Debtor in the 20 days immediately prior to the Petition Date and sold to the Debtor in the ordinary course of the Debtor’s businesses, (e) all payments contemplated under the Incentive Plan, and (f) all reasonable and customary fees and expenses of the Indenture Trustee, as provided in the Unsecured Notes Indentures, without the need for application to or approval of the Bankruptcy Court. Any fees or charges assessed against the estate of the Debtor under section 1930 of chapter 123 of title 28 of the United States Code are excluded from the definition of Administrative Expense Claim and shall be paid in accordance with section 13.7 of the Plan.
     8. Affiliate has the meaning set forth in section 101(2) of the Bankruptcy Code.
     9. Allowed means with reference to any Claim or Allowed Equity Interest, respectively, any Claim against or Equity Interest in the Debtor that: (a) has been listed by the Debtor in the Schedules (as such Schedules may be amended by the Debtor from time to time in accordance with Bankruptcy Rule 1009) as liquidated in amount and not Disputed or Contingent, and for which no contrary Proof of Claim has been filed, (b) is the subject of a timely filed Proof of Claim as to which no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, or as to which an objection has been interposed and such Claim has been allowed in whole or in part by a Final Order, (c) has been expressly allowed by a Final Order or under the Plan, (d) that is compromised, settled or otherwise resolved pursuant to a Final Order of the Bankruptcy Court or the authority granted to the Reorganized Debtor under section 7.5 of the Plan. Unless otherwise specified in the Plan or by order of the Bankruptcy Court, “Allowed Claim” shall not include any Claim subject to disallowance in accordance with section 502(d) of the Bankruptcy Code. For purposes of determining the amount of an “Allowed Claim” or an “Allowed Administrative Expense Claim,” there shall be deducted therefrom an amount equal to the amount of any claim which the Debtor may hold against the holder thereof, to the extent such claim may be set off pursuant to applicable bankruptcy and nonbankruptcy law.
     10. Allowed [                    ] Claim or Allowed [                    ] Equity Interest means any Allowed Claim or Allowed Equity Interest, as the case may be, of a specified Class.
     11. Ballot means the form distributed to each holder of an Impaired Claim that is entitled to vote to accept or reject the Plan.
     12. Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Reorganization Case.
     13. Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware or any other court of the United States having jurisdiction over the Reorganization Case.
     14. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time.
     15. Benefit Plans means all employee benefit plans, policies and programs sponsored by the Debtor, including, without limitation, all incentive and bonus arrangements, medical and health insurance, life insurance, dental insurance, disability benefits and coverage, leave of absence, savings plans, retirement pension plans and retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code).
     16. Business Day means any day other than a Saturday, Sunday, or a “legal holiday” set forth in Bankruptcy Rule 9006(a).
     17. Cash means legal tender of the United States of America.
     18. Causes of Action means all actions, causes of action, Claims, liabilities, obligations, rights, suits, debts, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims or any other claims, whether disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, and whether arising in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Reorganization Case, including through the Effective Date.
     19. Claim means a claim, as defined in section 101(5) of the Bankruptcy Code, against the Debtor.
     20. Class means a category of holders of Claims or Equity Interests set forth in Article IV of the Plan.
     21. Collateral means any property or interest in property of the estates of the Debtor subject to a Lien, charge or other encumbrance to secure the payment or performance of a Claim, which Lien, charge or other encumbrance is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.
     22. Confirmation Date means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket.
     23. Confirmation Hearing means the hearing conducted by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.
     24. Confirmation Order means the order of the Bankruptcy Court confirming the Plan.
     25. Contingent Claim means any Claim, the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event, which event has not yet occurred, happened or been triggered as of the date on which such Claim is sought to be estimated or an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and the Debtor now or hereafter exists or previously existed.
     26. Creditors’ Committee means the committee of unsecured creditors appointed in the Reorganization Case pursuant to section 1102(a) of the Bankruptcy Code.

     27. Debtor means Vermillion.
     28. Debtor in Possession means the Debtor in its capacity as debtor in possession in the Reorganization Case under sections 1107(a) and 1108 of the Bankruptcy Code.
     29. DIP Agreement means that certain Debtor-In-Possession Credit and Security Agreement dated as of October 7, 2009 by and between Debtor In Possession and Quest, in its capacity as lender thereunder.
     30. Disbursing Agent means the Voting and Claims Agent or any other entity in its capacity as a disbursing agent under Article VI of the Plan.
     31. Disclosure Statement means that certain disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as the same may be amended, supplemented or otherwise modified from time to time, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.
     32. Disclosure Statement Order means the order of the Bankruptcy Court, approving, among other things, the Disclosure Statement and establishing certain procedures with respect to the Plan.
     33. Disputed means, with reference to any Claim or Equity Interest or portion thereof, any Claim against or Equity Interest in the Debtor that the Debtor believes is unliquidated, disputed or contingent and that has not become Allowed in accordance with the Plan.
     34. Distribution means any consideration received by any holder of an Allowed Claim or Allowed Equity Interest under the Plan, including without limitation, any Cash, debt, securities or any other property received by any holder of an Allowed Claim or Allowed Equity Interest, whether by way of Reinstatement of such holder’s Allowed Claim or Allowed Equity Interest or otherwise.
     35. Distribution Date means the earliest of the following dates that occurs after any Claim or Equity Interest is Allowed: (a) the Effective Date, or as soon thereafter as is practicable, (b) a Subsequent Distribution Date, or (c) a Final Distribution Date.
     36. Distribution Record Date means the date that is 20 days before the first day of the Confirmation Hearing, as originally scheduled by the Bankruptcy Court in the Disclosure Statement Order.
     37. Effective Date means a Business Day selected by the Debtor on or after the Confirmation Date, on which (a) no stay of the Confirmation Order is in effect and (b) the conditions precedent to the effectiveness of the Plan specified in section 10.1 of the Plan shall have been satisfied or waived as provided in section 10.2.
     38. Equity Compensation Plans means, collectively, that certain “1993 Plan,” “2000 Plan” and “ESPP,” as each such term is defined in section 3.2(e) of the Disclosure Statement.

     39. Equity Holders’ Committee means the committee of holders of Equity Interests appointed in the Reorganization Case pursuant to section 1102(a) of the Bankruptcy Code.
     ~~39~~ 40. Equity Interest means any instrument evidencing an ownership interest in the Debtor, whether or not transferable, and all options, warrants or rights, contractual or otherwise, to acquire any such interests, all as of the Effective Date.
     ~~40~~ 41. Exculpated Parties means the Debtor, the Reorganized Debtor and the members of the Creditors’ Committee (but solely in their respective capacities as such).
     ~~41~~ 42. FDA means the United States Food and Drug Administration.
     ~~42~~ 43. Federal Judgment Rate means the post-judgment interest rate established by section 1961 of title 28 of the United States Code and provided by the Federal Reserve and published each Monday for the preceding week.
     ~~43~~ 44. Final Distribution Date means a date after (a) the deadline for the Debtor or the Reorganized Debtor to interpose objections to Claims has passed, (b) all such objections have been resolved by signed agreement with the Debtor or the Reorganized Debtor and/or Final Order, as may be applicable, and (c) all Claims that are Contingent Claims or Unliquidated Claims have been estimated but, in any event, the Final Distribution Date shall be no later than thirty (30) days thereafter, or such later date as the Bankruptcy Court may establish, upon request by the Reorganized Debtor, for cause shown.
     ~~44~~ 45. Final Order means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court and has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or, (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, (i) such order or judgment shall have been affirmed by the highest court to which such order was appealed, certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order and (ii) the time to take any further appeal, petition for certiorari, or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Bankruptcy Rules, may be filed relating to such order shall not prevent such order from being a Final Order.
     ~~45~~ 46. General Unsecured Claim means an Unsecured Claim other than a 4.5% Notes Unsecured Claim, a 7% Notes Unsecured Claim and/or a Notes Interest Claim.
     ~~46~~ 47. Impaired means, with respect to a Claim or Equity Interest, that such Claim or Equity Interest is “impaired” within the meaning of section 1124 of the Bankruptcy Code.
     ~~47~~ 48. Incentive Plan means that certain incentive plan approved by the Bankruptcy Court’s order entered on June 23, 2009.

     ~~48~~ 49. Indenture Trustee means the indenture trustee for the Unsecured Notes Indentures.
     ~~49~~ 50. Insurance Policy means any policy of insurance under which the Debtor could have asserted or did assert, or may in the future assert, a right to coverage for any Claim, together with any other contracts which may pertain or relate to such policy (including, by way of example and not limitation, any insurance settlement agreements or coverage-in-place agreements).
     ~~50~~ 51. Investment Agreement means that certain agreement between the Debtor and the New Money Investors, which will be included in the Plan Supplement and includes the terms of the New Money Investment.
     ~~51~~ 52. Lien means any charge against or interest in property to secure payment of a debt or performance of an obligation.
     ~~52~~ 53. Local Bankruptcy Rules means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware, as amended from time to time.
     ~~53~~ 54. New Common Stock means the shares of common stock of the Reorganized Debtor authorized to be issued pursuant to the Plan.
     ~~54~~ 55. New Money Investment means the New Money Investors’ investment of not less than $30 million in the Reorganized Debtor.
     ~~55~~ 56. New Money Investors means certain entities that have agreed to acquire shares of New Common Stock for an aggregate purchase price of not less than $30 million pursuant to the terms of the Plan.
     ~~56~~ 57. Notes Interest Claim means any Claim for the payment of unpaid interest through and including the Effective Date for any of the Unsecured Notes that were converted or exchanged prior to the Effective Date which was not otherwise released as part of the conversion or exchange.
     ~~57~~ 58. Other Priority Claim means a Claim entitled to priority in payment as specified in section 507(a)(4), (5), (6) or (7) of the Bankruptcy Code.
     ~~58~~ 59. OVA1 Test means that certain ovarian triage test developed by the Debtor and approved by the FDA on September 11, 2009.
     ~~59~~ 60. Patent Security Agreement means that certain security agreement dated as of July 22, 2005 by and between Quest and the Debtor.
     ~~60~~ 61. Person means an individual, partnership, corporation, limited liability company, cooperative, trust, unincorporated organization, association, joint venture, government or agency or political subdivision thereof or any other form of legal entity.

     ~~61~~ 62. Petition Date means March 30, 2009, the date on which the Debtor commenced its Reorganization Case.
     ~~62~~ 63. Plan means this plan of reorganization dated December 3, 2009, including, without limitation, the exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.
     ~~63~~ 64. Plan Supplement means the supplement or supplements to the Plan containing certain documents relevant to the implementation of the Plan specified in section 13.6 of the Plan.
     ~~64~~ 65. Postconfirmation Board means the board of directors of the Reorganized Debtor which shall be disclosed in the Plan Supplement.
     ~~65~~ 66. Postconfirmation Organizational Documents means the certificate of incorporation, bylaws, and other organizational documents for the Reorganized Debtor, the forms of which shall be included in the Plan Supplement.
     ~~66~~ 67. Prepetition Period means the time period prior to the Petition Date.
     ~~67~~ 68. Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.
     ~~68~~ 69. Professional Compensation and Reimbursement Claim means any Claim of an entity seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code.
     ~~69~~ 70. Proof of Claim means a proof of claim filed in the Reorganization Case pursuant to Section 501 of the Bankruptcy Code and/or any order of the Bankruptcy Court, together with any supporting documents.
     ~~70~~ 71. Quest means Quest Diagnostics Incorporated, a Delaware corporation.
     ~~71~~ 72. Quest Agreements means, collectively, the Quest Credit Agreement and the Patent Security Agreement.
     ~~72~~ 73. Quest Secured Claim means any Secured Claim arising from the Quest Agreements.
     ~~73~~ 74. Quest Credit Agreement means that certain credit agreement, dated as of July 22, 2005 by and between Quest and the Debtor.
     ~~74~~ 75. Reinstated or Reinstatement means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim or Equity Interest entitles the holder of such Claim or Equity Interest, or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Equity Interest to demand or receive accelerated payment of such Claim or Equity Interest after the occurrence of a default, (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim or Equity Interest as such maturity existed before such default; (iii) compensating the holder of such Claim or Equity Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or applicable law; (iv) if such Claim or such Equity Interest arises from any failure to perform a nonmonetary obligation, other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(1)(A) of the Bankruptcy Code, compensating the holder of such Claim or such Equity Interest (other than the Debtor or an insider of the Debtor) for any actual pecuniary loss incurred by such holder as a result of such failure; and (v) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Equity Interest entitles the holder of such Claim or Equity Interest.
     ~~75~~ 76. Reorganization Case means the case commenced by the Debtor under chapter 11 of the Bankruptcy Code.
     ~~76~~ 77. Reorganized Debtor means the Debtor on and after the Effective Date.
     ~~77~~ 78. Schedules means, collectively, the schedules of assets and liabilities, schedules of executory contracts and unexpired leases and statements of financial affairs filed by the Debtor under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms in the Reorganization Case, as the same may have been amended or supplemented through the Confirmation Date pursuant to Bankruptcy Rules 1007 and 1009.
     ~~78~~ 79. Secured Claim means any Claim that is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to a permissible setoff under section 553 of the Bankruptcy Code, to the extent of such permissible setoff.
     ~~79~~ 80. Securities Act means the Securities Act of 1933, as amended.
     ~~80~~ 81. Security means any instrument that qualifies as a “security” under section 2(a)(1) of the Securities Act.
     ~~81~~ 82. Subsequent Distribution Date means the twentieth (20th) day after the end of each calendar quarter after the occurrence of the Effective Date.
     ~~82~~ 83. Tax Code means the Internal Revenue Code of 1986, as amended.
     ~~83~~ 84. Unimpaired means, with respect to a Claim or Equity Interest, that such Claim or Equity Interest is not Impaired as a result of being either (a) Reinstated or (b) paid in full in Cash under the Plan.
     ~~84~~ 85. Unliquidated Claim means any Claim, the amount of liability for which has not been fixed, whether pursuant to agreement, applicable law or otherwise, as of the date on which such Claim is asserted or sought to be estimated.

     ~~85~~ 86. Unsecured Claim means any Claim against the Debtor other than an Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, or Quest Secured Claim, but shall not include any claim that is disallowed or released, whether by operation of law, Final Order, written agreement, the provisions of the Plan or otherwise.
     ~~86~~ 87. Unsecured Notes means, collectively, the 4.5% Notes and the 7% Notes.
     ~~87~~ 88. Unsecured Notes Claims means, collectively, the 4.5% Notes Unsecured Claims and the 7% Notes Unsecured Claims.
     ~~88~~ 89. Unsecured Notes Indentures means, collectively, the 4.5% Notes Indenture and the 7% Notes Indenture.
     ~~89~~ 90. U.S. Trustee means the United States Trustee appointed under section 581 of title 28 of the United States Code to serve in Region 3.
     ~~90~~ 91. Vermillion means Vermillion, Inc., a Delaware corporation, formerly known as Ciphergen Biosystems, Inc.
     ~~91~~ 92. Voting and Claims Agent means BMC Group, Inc., the Bankruptcy Court appointed claims, noticing and balloting agent in this Reorganization Case.
     ~~92~~ 93. Voting Deadline means the date set in an order of the Bankruptcy Court as the deadline for the return of Ballots accepting or rejecting the Plan.
     1.2 Interpretation; Application of Definitions and Rules of Construction.
     Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective section in, article of or schedule or exhibit, to the Plan or the Plan Supplement, as the same may be amended, waived or modified from time to time. The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.
ARTICLE II
PROVISIONS FOR PAYMENT OF ADMINISTRATIVE
EXPENSES AND PRIORITY TAX CLAIMS
     2.1 Administrative Expense Claims.
     Except to the extent that any Person entitled to payment of any Allowed Administrative Expense Claim agrees to a less favorable treatment, each holder of an Allowed Administrative

Expense Claim shall receive in full satisfaction, settlement and discharge of and in exchange for such Allowed Administrative Expense Claim, Cash in an amount equal to such Allowed Administrative Expense Claim, on the later of the Effective Date, the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtor in Possession shall be paid in full and performed by the Debtor in Possession or the Reorganized Debtor, as the case may be, in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions; provided, further, that if any such ordinary course expense is not billed or a request for payment is not made within ninety (90) days after the Effective Date, claims for payment of such an ordinary course expense shall be barred.
     2.2 Priority Tax Claims.
     Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim, if any, shall receive in full satisfaction, settlement and discharge of and in exchange for such Allowed Priority Tax Claim, at the sole option of the Debtor or the Reorganized Debtor, (a) on the Effective Date, or as soon thereafter as is practicable, Cash in an amount equal to such Allowed Priority Tax Claim or, (b) commencing on the Effective Date, or as soon thereafter as is practicable, and continuing over a period not exceeding five (5) years from and after the Petition Date, equal semi-annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest for the period after the Effective Date at the rate determined under applicable non-bankruptcy law as of the calendar month in which the Plan is confirmed, subject to the sole option of the Debtor or the Reorganized Debtor to prepay the entire amount of the Allowed Priority Tax Claim. All Allowed Priority Tax Claims, if any, that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.
     2.3 Professional Compensation and Reimbursement Claims.
     All Persons seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file, on or before the date that is forty-five (45) days after the Effective Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court in accordance with the order relating to or Allowing any such Professional Compensation and Reimbursement Claim. Holders of such Professional Compensation and Reimbursement Claims that are required to file and serve applications for final allowance of their Professional Compensation and Reimbursement Claims and that do not file and serve such applications by the required deadline shall be forever barred from asserting such claims against the Debtor, the Reorganized Debtor or their respective properties, and such Professional Compensation and Reimbursement Claims shall be deemed discharged as of the Effective Date. Objections to any such Claims must be filed and served on the Reorganized Debtor and its counsel and the requesting party no later than thirty (30) days (or such larger period as may be allowed by order of the Bankruptcy Court) after the date on which an application for final allowance of such Professional Compensation and Reimbursement Claims was filed and served. The Reorganized Debtor is authorized to pay compensation for professional services rendered and reimbursement of expenses incurred after the Confirmation Date in the ordinary course and without the need for Bankruptcy Court approval.
ARTICLE III
CLASSIFICATION OF CLAIMS AND
EQUITY INTERESTS, IMPAIRMENT AND VOTING
     The following table (i) designates the classes of Claims against and Equity Interests in the Debtor, (ii) specifies the classes of Claims and Equity Interests that are Impaired by the Plan and, therefore, either are deemed to reject the Plan or are entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (iii) specifies the classes of Claims and Equity Interests that are Unimpaired by the Plan and therefore are deemed to accept the Plan in accordance with section 1126 of the Bankruptcy Code.

Class	Designation	Impairment	Entitled to Vote
Class 1	Other Priority Claims	Unimpaired	No (deemed to accept)
Class 2	Quest Secured Claim	Unimpaired	No (deemed to accept)
Class 3	4.5% Notes Unsecured Claims	Impaired	Yes
Class 4	7% Notes Unsecured Claims	Impaired	Yes
Class 5	General Unsecured Claims	Impaired	Yes
Class 6	Notes Interest Claims	Impaired	Yes
Class 7	Equity Interests	Unimpaired	No (deemed to accept)
ARTICLE IV
PROVISIONS FOR TREATMENT OF CLAIMS
AND EQUITY INTERESTS
     4.1 Other Priority Claims (Class I).
          a. Impairment and Voting. Class 1 is Unimpaired by the Plan. Each holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.
          b. Distributions. Except to the extent that a holder of an Allowed Other Priority Claim and the Debtor or the Reorganized Debtor agree to a different treatment, each holder of an Allowed Other Priority Claim shall receive in full satisfaction, settlement and discharge of and in exchange for such Allowed Other Priority Claim, Cash in an amount equal to such Allowed Other Priority Claim on the later of the Effective Date, the date such Allowed Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable. All Allowed Other Priority Claims that are not due and payable on or before the

Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.
     4.2 Quest Secured Claim (Class 2).
          a. Impairment and Voting. Class 2 is Unimpaired by the Plan. Quest, the holder of the Quest Secured Claim is therefore conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.
          b. Approximate Allowed Amount. The Debtor estimates that on the Effective Date, the Allowed amount of the Quest Secured Claim will aggregate approximately $6 million plus (i) accrued and unpaid interest required to be paid pursuant to the Quest Agreements and (ii) any fees, costs and expenses, including attorneys’ fees, to be paid pursuant to the Quest Agreements.
          c. Distributions. In full satisfaction, settlement and discharge of and in exchange for the Allowed Quest Secured Claim, the Allowed Quest Secured Claim shall be Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code on the Effective Date or soon thereafter as practicable.
     4.3 4.5% Notes Unsecured Claims (Class 3).
          a. Impairment and Voting. Class 3 is Impaired by the Plan. Accordingly, each holder of an Allowed 4.5% Notes Unsecured Claim is entitled to vote to accept or reject the Plan.
          b. Approximate Allowed Amount. The Debtor estimates that on the Distribution Date, the Allowed amount of the 4.5% Notes Unsecured Claims will aggregate $2,365,000 plus accrued and unpaid interest, including (a) interest on unpaid interest through and including the Petition Date as is required to be paid under the 4.5% Notes Indenture and (b) post-petition interest as is required to be paid under the 4.5% Notes Indenture.
          c. Distributions. In full satisfaction, settlement and discharge of and in exchange for each Allowed 4.5% Notes Unsecured Claim, at the sole and exclusive election of each holder of an Allowed 4.5% Notes Unsecured Claim, on the Distribution Date, each holder of an Allowed 4.5% Notes Unsecured Claim shall either (i) receive Cash in an amount equal to such Allowed 4.5% Notes Unsecured Claim or (ii) each Allowed 4.5% Notes Unsecured Claim shall be converted into shares of New Common Stock of the Reorganized Debtor in an amount equal to the amount of such Allowed 4.5% Notes Claim at the lower of a conversion price of (i) $20 per share or (ii) 90% of the average closing trading price of the Debtor’s common stock for the five (5) consecutive trading days ending before the last day of the Voting Deadline, subject to a minimum price of $18 per share. Any holder of an Allowed 4.5% Notes Unsecured Claim that does not make an election as to its Distribution under the Plan will receive its Distribution in Cash. If and to the extent that a Holder elects to convert its 4.5% Notes into New Common Stock, such Holder agrees that it will request a Deposit/Withdrawal at Custodian (“DWAC”) transaction with respect to such 4.5% Notes.

     4.4 7% Notes Unsecured Claims (Class 4).
          a. Impairment and Voting. Class 4 is Impaired by the Plan. Accordingly, each holder of an Allowed 7% Notes Unsecured Claim is entitled to vote to accept or reject the Plan.
          b. Approximate Allowed Amount. The Debtor estimates that on the Distribution Date, the Allowed amount of 7% Notes Unsecured Claims will aggregate $9.1 million plus accrued and unpaid interest, including (a) interest on unpaid interest through and including the Petition Date as is required to be paid under the 7% Notes Indenture and (b) post-petition interest as is required to be paid under the 7% Notes Indenture. In accordance with the 7% Notes Indenture, interest on the 7% Notes shall be calculated at 7% through September 10, 2009, and at 4% thereafter.
          c. Distributions. In full satisfaction, settlement and discharge of and in exchange for each 7% Notes Unsecured Claim, at the sole and exclusive election of each holder of an Allowed 7% Notes Unsecured Claim, on the Distribution Date, each Allowed 7% Notes Unsecured Claim shall either be (i) Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) converted into shares of New Common Stock of the Reorganized Debtor in an amount equal to the amount of such Allowed 7% Notes Unsecured Claim at the lower of a conversion price of (A) $20 per share or (B) 90% of the average closing trading price of the Debtor’s common stock for the five (5) consecutive trading days ending before the last day of the Voting Deadline, subject to a minimum price of $18 per share. In the event of a Reinstatement, the Debtor will pay unpaid accrued interest to be paid pursuant to the 7% Notes Indenture through and including September 1, 2009 in Cash on the Effective Date. Any holder of an Allowed 7% Notes Unsecured Claim that does not make an election as to its Distribution under the Plan will receive its Distribution in the form of Reinstatement of such holder’s Claim. If and to the extent that a Holder elects to convert its 7% Notes into New Common Stock, such Holder agrees that it will request a DWAC transaction with respect to such 7% Notes.
     4.5 General Unsecured Claims (Class 5).
          a. Impairment and Voting. Class 5 is Impaired by the Plan. Accordingly, each holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.
          b. Approximate Allowed Amount. The Debtor estimates that on the Distribution Date, the Allowed amount of General Unsecured Claims will aggregate approximately $2 million plus postpetition interest calculated using the lesser of the (a) Federal Judgment Rate and (b) contract rate.
          c. Distributions. In full satisfaction, settlement and discharge of and in exchange for each Allowed General Unsecured Claim, at the sole and exclusive election of each holder of an Allowed General Unsecured Claim, on the Distribution Date, each holder of an Allowed General Unsecured Claim shall either (i) receive Cash in an amount equal to such Allowed General Unsecured Claim or (ii) each holder of an Allowed General Unsecured Claim shall receive shares of New Common Stock of the Reorganized Debtor in an amount equal to such Allowed General Unsecured Claim at the lower of a price of (A) $20 per share or (B) 90% of the average closing trading price of the Debtor’s common stock for the five (5) consecutive trading days ending before the last day of the Voting Deadline, subject to a minimum price of $18 per share. Any holder of an Allowed General Unsecured Claim that does not make an election as to its Distribution under the Plan will receive its Distribution in Cash. If and to the extent that a Holder’s Allowed General Unsecured Claim consists of securities held at the Depository Trust Corporation and such Holder elects to convert its Allowed General Unsecured Claim into New Common Stock, such Holder agrees that it will request a DWAC transaction with respect to such securities.
     4.6 Notes Interest Claims (Class 6)
          a. Impairment and Voting. Class 6 is Impaired by the Plan. Accordingly, each holder of a Notes Interest Claim is entitled to vote to accept or reject the Plan.
          b. Approximate Allowed Amount. The Debtor estimates that on the Distribution Date, the Allowed amount of the Notes Interest Claims will aggregate approximately $1.2 million.
          c. Distributions. In full satisfaction, settlement and discharge of and in exchange for each Allowed Notes Interest Claim, on the Distribution Date, each holder of an Allowed Notes Interest Claim shall receive shares of New Common Stock of the Reorganized Debtor in an amount equal to such Allowed Notes Interest Claim at the lower of a price of (i) $20 per share or (ii) 90% of the average closing trading price of the Debtor’s common stock for the five (5) consecutive trading days ending before the last day of the Voting Deadline, subject to a minimum price of $18 per share.
     4.7 Equity Interests (Class 7).
          a. Impairment and Voting. Class 7 is Unimpaired by the Plan. Each holder of an Allowed Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.
          b. Distributions. In full satisfaction, settlement and discharge of and in exchange for each Allowed Equity Interest, each Allowed Equity Interest shall be Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code on the Effective Date or soon thereafter as practicable and shall be deemed to have been Distributed equity interests in the Reorganized Debtor with identical rights and privileges as their existing equity interests in the Debtor.
     4.8 Special Provision Regarding Unimpaired Claims.
     Except as otherwise explicitly provided in the Plan, nothing herein shall be deemed to be a waiver or relinquishment of any rights, counterclaims or defenses the Debtor or the Reorganized Debtor may have, whether at law or in equity, with respect to any Unimpaired Claim.

ARTICLE V
MEANS OF IMPLEMENTATION
     5.1 Continued Corporate Existence.
     Except as otherwise provided in the Plan, the Debtor, as the Reorganized Debtor, shall continue to exist after the Effective Date as a corporate entity, with all the powers of a corporation, pursuant to the laws of the State of Delaware and pursuant to its certificate of incorporation and bylaws in effect prior to the Effective Date, except with respect to the Postconfirmation Organizational Documents (or other formation documents) that are amended by the Plan, the Plan Supplement or otherwise, and to the extent such documents are amended, such documents are deemed to be pursuant to the Plan and require no further action or approval.
     5.2 Restructuring and Other Transactions.
          a. Issuance of New Common Stock. The issuance by the Reorganized Debtor of the New Common Stock on and after the Effective Date is hereby authorized without the need for any further corporate action and without any further action by holders of Claims or Equity Interests. As provided in the Postconfirmation Organizational Documents, which are incorporated herein by reference, New Common Stock may be issued in one or more than one tranches, shall be identical in all respects, and shall have equal rights and privileges. In compliance with 1123(a)(6) of the Bankruptcy Code, the Postconfirmation Organizational Documents shall provide that the Reorganized Debtor shall not issue nonvoting equity securities to the extent prohibited by section 1123(a)(6) of the Bankruptcy Code.
          b. New Money Investment. The relevant provisions of the New Money Investment are: (i) on the Effective Date, the New Money Investors are expected to invest $50 million in shares of the New Common Stock, but not less than $30 million; (ii) the purchase price for the shares of New Common Stock will be 90% of the last sale price for the Debtor’s common stock as reported on the “pink sheets” over the trailing five (5) trading days prior to the date of execution of Investment Agreement; and (iii) the closing of the New Money Investment shall take place no later than the Effective Date.
          c. Voting Rights. The New Common Stock voting rights will be commensurate with ownership and on a parity with the Debtor’s existing common stock par value $.001.
ARTICLE VI
PROVISIONS GOVERNING DISTRIBUTIONS
     6.1 Distributions on Allowed Unsecured Claims.
     Distributions with respect to holders of Allowed Unsecured Claims shall only be made on each Distribution Date or as soon thereafter as practicable. All Allowed Unsecured Claims held by a single creditor against the Debtor shall be aggregated and treated as a single Unsecured Claim against the Debtor. At the written request of the Reorganized Debtor, any creditor holding multiple Allowed Unsecured Claims shall provide the Reorganized Debtor a single address to which any Distributions shall be sent.
     6.2 Fractional Shares.
     Fractional shares of New Common Stock shall not be issued under the Plan, but in lieu thereof the Disbursing Agent shall round up fractional shares to the next highest whole number.
     6.3 Date of Distributions.
     In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.
     6.4 Disbursing Agent.
     All Distributions under the Plan shall be made by either the Voting and Claims Agent or the Indenture Trustee. The Indenture Trustee shall be entitled to a standard fee, ~~subject to Bankruptcy Court approval,~~ for acting as a Disbursing Agent to holders of Unsecured Notes under the Plan.
     6.5 Delivery of Distributions.
          a. Distributions to Last Known Address. Subject to Bankruptcy Rule 9010, all Distributions to any holder of an Allowed Claim or Allowed Administrative Expense Claim shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtor or its agents, as applicable, unless the Debtor or the Reorganized Debtor has been notified in writing of a change of address by the filing of a Proof of Claim by such holder that contains an address for such holder different than the address of such holder as set forth on the Schedules. Nothing in the Plan shall require the Debtor or the Reorganized Debtor to attempt to locate any holder of an Allowed Claim or Allowed Administrative Claim.
          b. Distributions to Indenture Trustee. The Indenture Trustee shall be the Disbursing Agent for the respective Unsecured Notes Claims. Accordingly, Distributions for the benefit of the holders of such Claims shall be made to the Indenture Trustee under the applicable Unsecured Notes Indenture. The Indenture Trustee shall, in turn, promptly administer the Distribution to the holders of such Allowed Unsecured Notes Claims in accordance with the Plan and the applicable Unsecured Notes Indenture.
          c. Unsecured Notes Claims. Each holder of an Unsecured Notes Claim electing to convert their Claim into shares of New Common Stock of the Reorganized Debtor in full satisfaction of their Claim shall deliver all documents necessary to effect the exchange to the Indenture Trustee so as to be received by the Indenture Trustee at least two (2) days prior to the Effective Date. Notwithstanding anything to the contrary herein or in the Plan, each holder of ~~an Unsecured~~ the 4.5% Notes ~~claim~~ or 7% Notes electing to ~~receive cash in full satisfaction of their claim shall not be entitled to any Distribution under the Plan until after the exchange of their~~

~~Unsecured Notes is effective~~ convert its Claim into shares of New Common Stock that does not timely deliver the documents necessary to effect the exchange will receive its distribution in cash or in the form of Reinstatement of such holder’s Claim, respectively.
     6.6 Unclaimed Distributions.
     All Distributions under the Plan that are unclaimed for a period of ninety (90) days after Distribution thereof shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and revested in the Reorganized Debtor notwithstanding state escheat or other similar laws to the contrary and any entitlement of any holder of any Claims to such Distributions shall be extinguished and forever barred.
     6.7 Distribution Record Date.
     The Claims register shall be closed on the Distribution Record Date, and any subsequent transfer of any Claim shall be prohibited. The Debtor and the Reorganized Debtor shall have no obligation to recognize any transfer of any such Claims occurring after the close of business on such date.
     6.8 Manner of Payment.
     At the option of the Reorganized Debtor, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.
     6.9 Limitation on Cash Distributions.
     No payment of Cash less than fifty dollars ($50) will be made to any holder of an Allowed Claim unless a request for such payment is made in writing to Reorganized Debtor within thirty (30) days after the Effective Date.
     6.10 Setoffs and Recoupment.
     The Debtor may, but shall not be required to, setoff against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim any Claims of any nature whatsoever that the Debtor may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or the Reorganized Debtor of any such claim they may have against such claimant.
     6.11 Allocation of Plan Distributions Between Principal and Interest.
     To the extent that any Allowed Claim entitled to a Distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such Distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts.

ARTICLE VII
PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER PLAN
     7.1 Objections.
     As of the Effective Date, objections to, and requests for estimation of, Administrative Expense Claims and Claims against the Debtor may be interposed and prosecuted only by the Reorganized Debtor. Such objections and requests for estimation shall be served on the respective claimant and filed with the Bankruptcy Court on or before the latest of: (i) one hundred twenty (120) days after the Effective Date or (ii) such later date as may be fixed by the Bankruptcy Court (the “Objection Deadline”); provided, however, that with respect to Claims that, as of the Objection Deadline, are subject to a pending claim objection, contested matter, or adversary proceeding (an “Initial Objection”) wherein the Reorganized Debtor’s objection to such claim is ultimately denied, the Objection Deadline shall be extended to the latter of: (a) sixty (60) days from the date on which the Bankruptcy Court enters an order denying such Initial Objection or (b) sixty (60) days from the date on which any appellate court enters a Final Order reversing or vacating an order of the Bankruptcy Court granting such Initial Objection; provided, further, that with respect to Claims that (i) are filed (whether as an amended Claim, new Claim, or otherwise) after the Effective Date, and (ii) that are not otherwise subject to adjustment, expunction or disallowance pursuant to this Article VII of the Plan, the Objection Deadline shall be one hundred twenty (120) days after the date on which such Claim was filed. Nothing herein shall affect the Debtor’s or the Reorganized Debtor’s ability to amend the Schedules in accordance with the Bankruptcy Code and the Bankruptcy Rules.
     7.2 Adjustment to Certain Claims Without a Filed Objection.
     Any Claim that has been settled, paid and satisfied, or amended and superseded, may be adjusted or expunged on the Claims register by the Reorganized Debtor without a claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court. In addition, all Claims filed by a current or former employee of the Debtor on account of a benefit arising out of a benefit plan shall be deemed satisfied and expunged from the Claims register as of the Effective Date to the extent the Reorganized Debtor elects to honor such employee benefit, without any further notice to or action, order or approval of the Bankruptcy Court.
     7.3 No Distributions Pending Allowance.
     Notwithstanding any other provision hereof, if any portion of a Claim or Administrative Expense Claim is Disputed, no payment or Distribution provided hereunder shall be made on account of such Claim or Administrative Expense Claim unless and until such Disputed Claim or Disputed Administrative Expense Claim becomes Allowed.
     7.4 Distributions After Allowance.
     To the extent that a Disputed Claim or Disputed Administrative Expense Claim ultimately becomes an Allowed Claim or Allowed Administrative Expense Claim, Distributions

(if any) shall be made to the holder of such Allowed Claim or Allowed Administrative Expense Claim in accordance with the provisions of the Plan.
     7.5 Resolution of Administrative Expense Claims and Claims.
     On and after the Effective Date, the Reorganized Debtor shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to Administrative Expense Claims and Claims against the Debtor and to compromise, settle or otherwise resolve any Disputed Administrative Expense Claims and Disputed Claims against the Debtor without approval of the Bankruptcy Court.
     7.6 Estimation of Claims.
     The Debtor or the Reorganized Debtor may at any time request that the Bankruptcy Court estimate any Contingent Claim, Unliquidated Claim or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor or the Reorganized Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Contingent Claim, Unliquidated Claim or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtor or the Reorganized Debtor may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.
     7.7 Interest.
     To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim shall not be entitled to any interest thereon, except as may be required by Final Order, or applicable bankruptcy and non-bankruptcy law.
     7.8 Disallowance of Certain Claims.
     Any Claims held by Persons from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or by a Person that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and such Persons may not receive any Distributions on account of their Claims until such time as such Causes of Action against such Persons have been settled or a Final Order with respect thereto has been entered and all sums due, if any, to the Debtor by that Person have been turned over or paid to the Reorganized Debtor.

     7.9 Indenture Trustee as Claim Holder.
     Consistent with Bankruptcy Rule 3003(c), the Reorganized Debtor shall recognize Proofs of Claim timely filed by the Indenture Trustee in respect of any Claims under the Unsecured Notes Indentures. Accordingly, any Claim arising under the Unsecured Notes Indentures, proof of which is filed by the registered or beneficial holder of Unsecured Notes, shall be disallowed as duplicative of the Claim of the Indenture Trustee, without any further action of the Bankruptcy Court. The Indenture Trustee shall file two (2) Proofs of Claim, one under each Unsecured Notes Indenture, which Proofs of Claim shall include all amounts due under the Unsecured Notes and Unsecured Notes Indentures.
     7.10 Offer of Judgment.
     The Reorganized Debtor is authorized to serve upon a holder of a Claim an offer to allow judgment to be taken on account of such Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Federal Rule of Civil Procedure 68 shall apply to such offer of judgment. To the extent the holder of a Claim must pay the costs incurred by the Reorganized Debtor after the making of such offer, the Reorganized Debtor is entitled to setoff such amounts against the amount of any Distribution to be paid to such holder without any further notice to or action, order, or approval of the Bankruptcy Court.
     7.11 Amendments to Claims.
     On or after the Effective Date, a Claim may not be filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtor, and any such new or amended Claim filed without prior authorization shall be deemed disallowed in full and expunged without any further action.
ARTICLE VIII
EXECUTORY CONTRACTS AND UNEXPIRED LEASES
     8.1 Assumption or Rejection of Executory Contracts and Unexpired Leases.
     Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtor and any person or entity shall be deemed assumed by the Debtor as of the Effective Date, except for any executory contract or unexpired lease (I) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (2) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Effective Date, or (3) that is specifically designated as a contract or lease to be rejected on Schedules 8.1(A) (executory contracts) or 8.1(B) (unexpired leases), which schedules shall be contained in the Plan Supplement; provided, however, that the Debtor reserves the right, on or prior to the Effective Date, to amend Schedules 8.1(A) and 8.1(B) to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, either assumed or rejected as of the Effective Date. The Debtor shall provide notice of any amendments to Schedules 8.1(A) and/or 8.1(B) to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Schedules 8.1(A) or 8.1(B) shall not constitute an admission by the Debtor that such document is an executory contract or an unexpired lease or that the Debtor has any liability thereunder.
     8.2 Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases.
     Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to section 8.1 of the Plan, and of the rejection of the executory contracts and unexpired leases rejected pursuant to section 8.1 of the Plan.
     8.3 Inclusiveness.
     Unless otherwise specified on Schedules 8.1(A) or 8.1(B) of the Plan Supplement, each executory contract and unexpired lease listed or to be listed therein shall include any and all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 8.1(A) or 8.1(B).
     8.4 Cure of Defaults.
     Except to the extent that a different treatment has been agreed to by the parties, within thirty (30) days after the Effective Date, the Reorganized Debtor shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed by the Debtor pursuant to the Plan, in accordance with section 365(b) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Reorganized Debtor’s liability with respect thereto, or as may otherwise be agreed to by the parties. Notwithstanding section 8.1 of the Plan, the Debtor shall retain its rights to reject any of its executory contracts or unexpired leases that are the subject of a dispute concerning amounts necessary to cure any defaults, in which event the Reorganized Debtor shall make its election to reject such executory contracts and unexpired leases within thirty (30) days of the entry of a Final Order determining the amount required to be cured.
     8.5 Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan.
     Proofs of Claim for damages arising out of the rejection of an executory contract or unexpired lease must be filed with the Bankruptcy Court and served upon the attorneys for the Debtor or, on and after the Effective Date, the Reorganized Debtor, no later than thirty (30) days after the later of (a) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (b) notice of entry of the Confirmation Order, (c) notice of an amendment to Schedules 8.1(A) or (B) of the Plan Supplement (solely with respect to the party directly affected by such modification), or (d) notice of the Debtor’s election to reject as described in the preceding paragraphs. All such proofs of Claim not filed within such time shall be forever barred from assertion against the Debtor and its estate or the Reorganized Debtor and its property.
     8.6 Indemnification Obligations.
     Subject to the occurrence of the Effective Date, the obligations of the Debtor as of the Petition Date to indemnify, defend, reimburse or limit the liability of directors, officers or employees against any claims or causes of action as provided in the Debtor’s articles of organization, certificates of incorporation, bylaws, other organizational documents or applicable law shall survive confirmation of the Plan, remain unaffected thereby and not be discharged, irrespective of whether such indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before or after the Petition Date.
     8.7 Insurance Policies.
     Unless specifically rejected by order of the Bankruptcy Court, all of the Debtor’s Insurance Policies that are executory, if any, and any agreements, documents or instruments relating thereto, shall be assumed under the Plan. Nothing contained in this section shall constitute or be deemed a waiver of any Cause of Action that the Debtor or the Reorganized Debtor may hold against any entity, including, without limitation, the insurer, under any of the Debtor’s policies of insurance, or otherwise diminish or impair the enforceability of any insurance policy that might cover Claims against the Debtor (including, without limitation, its officers and directors) or any other Person.
     8.8 Benefit Plans.
     Notwithstanding anything contained in the Plan to the contrary, unless rejected by order of the Bankruptcy Court, the Reorganized Debtor shall continue to honor, in the ordinary course of business, all employee compensation and Benefit Plans of the Debtor, including Benefit Plans and programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated.
     8.9 Retiree Benefits.
     On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtor shall continue to pay all retiree benefits of the Debtor (within the meaning of and subject to section 1114 of the Bankruptcy Code) for the duration of the period for which the Debtor had obligated itself to provide such benefits and subject to the right of the Reorganized Debtor to modify or terminate such retiree benefits in accordance with the terms thereof.
     Notwithstanding any other provisions of the Plan, the obligations of the Debtor to indemnify its directors, officers, and employees against any obligations, liabilities, costs or expenses pursuant to the articles of incorporation and by-laws, of the Debtor, applicable state law, specific agreement, or any combination of the foregoing, shall survive the Effective Date.

ARTICLE IX
CORPORATE GOVERNANCE AND MANAGEMENT
OF REORGANIZED DEBTOR
     9.1 General.
     On the Effective Date, the management, control, and operation of the Reorganized Debtor shall become the general responsibility of the Postconfirmation Board.
     9.2 Postconfirmation Board.
     The Postconfirmation Board shall initially consist of four (4) members, whose identities, affiliations and the amount of compensation, in their capacity as directors, shall be disclosed in the Plan Supplement. The directors of the Debtor immediately prior to the Effective Date who are not otherwise appointed as members of the Postconfirmation Board, shall be deemed to have resigned from the Board of Directors as of the Effective Date.
     9.3 Filing of Postconfirmation Organizational Documents.
     On the Effective Date, or as soon thereafter as practicable, to the extent necessary, the Reorganized Debtor shall file its Postconfirmation Organizational Documents, as required or deemed appropriate, with the appropriate Persons in its respective jurisdictions of incorporation or establishment.
     9.4 Officers of the Reorganized Debtor.
     The officers of the Debtor immediately prior to the Effective Date shall serve as the initial officers of the Reorganized Debtor on and after the Effective Date. Such officers shall serve in accordance with applicable non-bankruptcy law, any employment agreement with the Reorganized Debtor and the Postconfirmation Organizational Documents.
ARTICLE X
CONDITIONS PRECEDENT TO EFFECTIVE DATE
     10.1 Conditions Precedent to Effectiveness.
     The Effective Date shall not occur and the Plan shall not become effective unless and until the following conditions are satisfied in full or waived in accordance with section 10.2 of the Plan:
          a. The Confirmation Order, in form and substance acceptable to the Debtor, shall have been entered and is a Final Order or, if not a Final Order, is not subject to any stay;

          b. All actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan are effected or executed and delivered, as applicable, in form and substance satisfactory to the Debtor; and
          c. All authorizations, consents and regulatory approvals, if any, required by the Debtor in connection with the consummation of the Plan are obtained and not revoked.
     10.2 Waiver of Conditions.
     Each of the conditions precedent in section 10.1 hereof may be waived, in whole or in part, by the Debtor. Any such waivers may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action.
     10.3 Satisfaction of Conditions.
     Except as expressly provided or permitted in the Plan, any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. In the event that one or more of the conditions specified in section 10.1 of the Plan have not occurred or otherwise been waived pursuant to section 10.2 of the Plan, (a) the Confirmation Order shall be vacated, (b) the Debtor and all holders of Claims and Equity Interests, shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (c) the Debtor’s obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtor or any other person or to prejudice in any manner the rights of the Debtor or any person in any further proceedings involving the Debtor.
ARTICLE XI
EFFECT OF CONFIRMATION
     11.1 Vesting of Assets.
     On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, the Debtor, its properties and interests in property and its operations shall be released from the custody and jurisdiction of the Bankruptcy Court, and all property of the estate of the Debtor shall vest in the Reorganized Debtor free and clear of all Claims, Liens, encumbrances, charges and other interests, except as provided in the Plan. From and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, subject to the terms and conditions of the Plan.
     11.2 Binding Effect.
     Subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtor and such holder’s respective successors and assigns, whether or not the Claim or Equity Interest of such holder is Impaired under the Plan, whether or not such holder has accepted the Plan and whether or not such holder is entitled to a Distribution under the Plan.
     11.3 Discharge of the Debtor.
     Upon the Effective Date, in consideration of the Distributions to be made under the Plan and except as otherwise expressly provided in the Plan, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest and any Affiliate of such holder shall be deemed to have forever waived, released and discharged the Debtor, Debtor in Possession, the Reorganized Debtor or any of their respective assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such Persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Equity Interest in the Debtor based on any document, instrument, act, omission, transaction or other activity of any kind or nature that occurred before the Effective Date. The Reorganized Debtor shall have, retain, reserve and be entitled to assert all such claims, Causes of Action, rights of setoff and other legal or equitable defenses that the Debtor has as fully as if the chapter 11 case had not been commenced, and all of the Reorganized Debtor’s legal and equitable rights respecting any claim that are not specifically waived or relinquished by the Plan may be asserted after the Effective Date to the same extent as if the chapter 11 cases had not been commenced.
     11.4 Reservation of Causes of Action/Reservation of Rights.
     Nothing contained in the Plan shall be deemed to be a waiver or the relinquishment of any rights or Causes of Action that the Debtor or the Reorganized Debtor may have or may choose to assert against any Person other than the Released Parties.
     11.5 Exculpation.
     None of the Exculpated Parties, and the Exculpated Parties’ respective current or former officers, directors, employees, accountants, financial advisors, investment bankers, agents, restructuring advisors, and attorneys, and each of their respective agents and representatives (but, in each case, solely in connection with their official capacities in the Reorganization Case), shall have or incur any liability for any Claim, Cause of Action or other assertion of liability for any act taken or omitted to be taken in connection with, or arising out of, the Reorganization Case, the formulation, dissemination, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with the Reorganization Case, the Plan, the Disclosure Statement or any contract, instrument, document or other agreement related thereto; provided, however, that (i) the foregoing shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence and (ii) in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such parties from liability.

     11.6 Limited Releases.
     Effective as of the Confirmation Date but subject to the occurrence of the Effective Date, the Debtor and the Reorganized Debtor on behalf of themselves and their estates and all of the respective present and former directors, officers, members, employees, affiliates, agents, financial advisors, restructuring advisors, attorneys and representatives, and the Creditors’ Committee, its attorneys and its financial advisors (collectively, the “Released Parties”), shall be deemed to release, waive and discharge unconditionally and forever each other from any and all Claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever (including those arising under the Bankruptcy Code), whether known or unknown, foreseen or unforeseen, existing or hereinafter arising in law, equity, or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence: (i) taking place before the Petition Date in connection with or relating to the Debtor or any of its direct or indirect subsidiaries; and (ii) in connection with, related to, or arising out of the Reorganization Case, the pursuit of confirmation of the Plan, the consummation thereof, the administration thereof or the property to be distributed thereunder; provided that (a) the foregoing shall not operate as a waiver of or release from any Causes of Action arising out of the willful misconduct or gross negligence of any Released Party; (b) the Reorganized Debtor shall not relinquish or waive the right to assert any of the foregoing as a legal or equitable defense or right of set-off or recoupment against any claims of any such Persons asserted against the Debtor or the Reorganized Debtor; and (c) the foregoing release shall not apply to any express contractual or financial obligations owed to the Debtor or the Reorganized Debtor or any obligation arising under the Plan or an agreement entered into pursuant to, or contemplated by, the Plan.
     11.7 Avoidance Actions/Objections.
     Other than any releases granted herein, by the Confirmation Order and by Final Order of the Bankruptcy Court, as applicable, from and after the Effective Date, the Reorganized Debtor shall have the exclusive right to prosecute any and all avoidance or equitable subordination actions, recovery causes of action and objections to Claims under sections 105, 502, 510, 542 through 551, and 553 of the Bankruptcy Code that belong to the Debtor or the Debtor in Possession.
     11.8 Injunction or Stay.
     Except as otherwise expressly provided in the Plan or in the Confirmation Order, all Persons who have held, hold or may hold Claims against, or Equity Interests in, the Debtor are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against the Reorganized Debtor or any of the Released Parties, to the extent of the release provided for in Section 11.7 hereof, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Reorganized Debtor or any of the Released Parties, to the extent of the release provided for in Section 11.7 hereof, with respect to such Claim or Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against the Reorganized Debtor or any of the Released Parties, to the extent of the release provided in Section 11.7 hereof, or against the property or interests in property of the Reorganized Debtor or any of the Released Parties with respect to such Claim or Equity Interest, (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due to the Reorganized Debtor or any of the Released Parties, to the extent of the release provided in Section 11.7 hereof, or against the property or interests in property of the Reorganized Debtor or any of the Released Parties with respect to such Claim or Equity Interest and (e) pursuing any Claim released pursuant to the Plan.
     Unless otherwise provided in the Confirmation Order, all injunctions or stays arising under or entered during the Reorganization Case under section 105 or 362 of the Bankruptcy Code, or otherwise, that are in existence on the Confirmation Date shall remain in full force and effect until the Effective Date; provided, however, that no such injunction or stay shall preclude enforcement of parties’ rights under the Plan and the related documents.
     11.9 Cancellation of Unsecured Notes and Unsecured Notes Indentures and Discharge of Indenture Trustee.
     Except as set forth in the Plan, on the Effective Date, the Unsecured Notes shall be cancelled and the holders thereof shall have no further rights or entitlements in respect thereof against the Debtor except the rights to receive Distributions under the Plan; provided, however, that the Unsecured Notes and the Unsecured Notes Indentures shall continue in effect (a) solely for the purposes of (1) allowing the Disbursing Agent or the Indenture Trustee, as the case may be, to make Distributions on account of the Unsecured Notes Claims and Note Interest Claim, and (2) preserving the rights of the Indenture Trustee and Disbursing Agent with respect to their fees and expenses (including legal fees) to the extent not paid pursuant to Section ~~6.4~~ 2.1 of the Plan, including, without limitation, the liens set forth in Section 5.8 of the Unsecured Notes Indentures and any indemnification rights provided therein, and (b) if Reinstated in accordance with the Plan.
     The Confirmation Order shall authorize and direct the Indenture Trustee to take whatever action may be necessary or appropriate, in its reasonable discretion, to deliver the Distributions. Subsequent to the performance by the Indenture Trustee or its agents of any duties that are required under the Plan or the Confirmation Order or under the terms of the Unsecured Notes Indentures, the Indenture Trustee and its agents and their successors and assigns shall be relieved of, and released from, all obligations arising under the Unsecured Notes Indentures, or other applicable agreements or law and the Unsecured Notes Indentures shall be deemed to be discharged, except to the extent Reinstated in accordance with the Plan.
ARTICLE XII
RETENTION OF JURISDICTION
     The Bankruptcy Court shall have exclusive jurisdiction of all matters arising in, arising under, or related to, the Reorganization Case and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code, including, without limitation:

          a. To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of cure amounts and Claims resulting therefrom;
          b. To determine any and all adversary proceedings, applications and contested matters;
          c. To hear and determine all applications for compensation and reimbursement of expenses under sections 330, 331 and 503(b) of the Bankruptcy Code;
          d. To hear and determine any timely objections to, or requests for estimation of Disputed Administrative Expense Claims and Claims, in whole or in part;
          e. To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;
          f. To issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;
          g. To consider any amendments to or modifications of the Plan or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;
          h. To hear and determine disputes or issues arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby, any agreement, instrument, or other document governing or relating to any of the foregoing or any settlement approved by the Bankruptcy Court;
          i. To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including, without limitation, any request by the Debtor prior to the Effective Date or request by the Reorganized Debtor after the Effective Date for an expedited determination of tax under section 505(b) of the Bankruptcy Code);
          j. To hear and determine all disputes involving the existence, scope and nature of the discharges granted under the Plan, the Confirmation Order or the Bankruptcy Code;
          k. To issue injunctions and effect any other actions that may be necessary or appropriate to restrain interference by any person or entity with the consummation, implementation or enforcement of the Plan, the Confirmation Order or any other order of the Bankruptcy Court;
          l. To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

          m. To hear and determine any rights, Claims or Causes of Action held by or accruing to the Debtor pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory;
          n. To recover all assets of the Debtor and property of the Debtor’s estate, wherever located;
          o. To enter a final decree closing the Reorganization Case; and
          p. To hear any other matter not inconsistent with the Bankruptcy Code.
ARTICLE XIII
MISCELLANEOUS PROVISIONS
     13.1 Effectuating Documents and Further Transactions.
     On or before the Effective Date, and without the need for any further order or authority, the Debtor shall file with the Bankruptcy Court or execute, as appropriate, such agreements and other documents that are in form and substance satisfactory to them as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Reorganized Debtor is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.
     13.2 Withholding and Reporting Requirements.
     In connection with the Plan and all instruments issued in connection therewith and distributed thereon, any party issuing any instrument or making any Distribution under the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all Distributions under the Plan shall be subject to any such withholding or reporting requirements. Notwithstanding the above, each holder of an Allowed Claim or Equity Interest that is to receive a Distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding and other tax obligations, on account of such Distribution. Any party issuing any instrument or making any Distribution under the Plan has the right, but not the obligation not to make a Distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.
     13.3 Corporate Action.
     On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the directors of the Debtor or the Reorganized Debtor, as the case may be, shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the State of Delaware, without any requirement of further action by the directors of the Debtor or the Reorganized Debtor. On the Effective Date, or as soon thereafter as is practicable, the Reorganized Debtor shall, if required, file their amended articles of organization or certificates of incorporation, as the case may be, with the Secretary of State of Delaware, in accordance with the applicable general business law of such jurisdiction.
     13.4 Modification of Plan.
     Alterations, amendments or modifications of or to the Plan may be proposed in writing by the Debtor at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code and the Debtor has complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code, and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications. A holder of a Claim or Equity Interest that has accepted or has been deemed to accept the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim and/or Equity Interest of such holder.
     Prior to the Effective Date, the Debtor may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity Interests.
     13.5 Revocation or Withdrawal of the Plan.
     The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtor revokes or withdraws the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtor or any other Person or to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor.
     13.6 Plan Supplement.
     The Plan Supplement and the documents contained therein shall be in form, scope and substance satisfactory to the Debtor, and shall be filed with the Bankruptcy Court no later than five (5) Business Days before the deadline for voting to accept or reject the Plan, provided that the documents included therein may thereafter be amended and supplemented prior to execution, so long as no such amendment or supplement materially affects the rights of holders of Claims or Equity Interests. The Plan Supplement and the documents contained therein are incorporated into and made a part of the Plan as if set forth in full herein.
     13.7 Payment of Statutory Fees.
     On or before the Effective Date, all fees payable under section 1930 of chapter 123 of title 28 of the United States Code shall be paid in Cash. Following the Effective Date, all such fees shall be paid by the Reorganized Debtor until the earlier of the conversion or dismissal of the Reorganization Case under section 1112 of the Bankruptcy Code, or the closing of the Reorganization Case pursuant to section 350(a) of the Bankruptcy Code.
     13.8 Dissolution of the Creditors’ ~~Committee~~ and the Equity Holders’ Committees.
     On the Effective Date, except as provided below, the Creditors’ ~~Committee~~ and the Equity Holders’ Committees shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from and in connection with the Reorganization Case, and the retention or employment of the Creditors’ ~~Committee~~ and the Equity Holders’ Committees’ respective attorneys, accountants and other agents, if any, shall terminate, except for purposes of filing and prosecuting their respective applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred in connection therewith.
     13.9 Exemption from Transfer Taxes.
     Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under or in connection with the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, the issuance of New Common Stock, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp or similar tax.
     13.10 Expedited Tax Determination.
     The Debtor and the Reorganized Debtor are authorized to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for any or all returns filed for, or on behalf of, the Debtor for any and all taxable periods (or portions thereof) ending after the Petition Date through and including the Effective Date.
     13.11 Exhibits/Schedules.
     All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.
     13.12 Substantial Consummation.
     On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.
     13.13 Severability of Plan Provisions.
     In the event that, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms.
     13.14 Governing Law.
     Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit to the Plan or Plan Supplement provides otherwise (in which case the governing law specified therein shall be applicable to such exhibit), the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to its principles of conflict of law.
     13.15 Conflict.
     The terms of the Plan shall govern in the event of any inconsistency with the summary of the Plan set forth in the Disclosure Statement. The terms of the Confirmation Order shall govern in the event of any inconsistency with the Plan or the summary of the Plan set forth in the Disclosure Statement.
     13.16 Notices.
     All notices, requests and demands to or upon the Debtor shall be in writing (including by facsimile transmission) to be effective and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

VERMILLION, INC.
47350 Fremont Blvd. Fremont, CA 94538
Attn: Gail S. Page
Telephone: (510) 226-2800
Facsimile: (510) 226-2801

with a copy to:

WOMBLE CARLYLE SANDRIDGE & RICE, PLLC
222 Delaware Avenue
Suite 1501
Wilmington, DE 19801
Attn: Francis A. Monaco, Jr.
Telephone: (302) 252-4320
Facsimile: (302) 252-4330
fmonaco@wcsr.com

with a copy to:

PAUL, HASTINGS, JANOFSKY & WALKER LLP
75 East 55th Street
New York, NY 10022
Attn: Thomas L. Kent
Telephone: (212) 318-6060
Facsimile: (212) 230-7899
thomaskent@paulhastings.com

-and-

PAUL, HASTINGS, JANOFSKY & WALKER LLP
191 N. Wacker Drive, Suite 3000
Chicago, IL 60606
Attn: Richard A. Chesley
Telephone: (312) 499-6050
Facsimile: (312) 499-6100
richardchesley@paulhastings.com
[Remainder of Page Intentionally Left Blank]

Dated: ~~December 8, 2009~~ January 5, 2010

Respectfully submitted,

Vermillion, Inc.

By:
Name:	Gail S. Page
Title:	Executive Chair of the Board of Directors
of Vermillion, Inc.

Exhibit C
[Notice of Confirmed Plan, Effective Date and Deadline for Filing Certain Claims]

UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
VERMILLION, INC.,	)	Case No. 09-11091 (CSS)
)
Debtor.	)
)

NOTICE OF (A) EFFECTIVE DATE OF DEBTOR’S SECOND AMENDED PLAN OF
REORGANIZATION UNDER CHAPTER 11 OF THE
BANKRUPTCY CODE AND (B) DEADLINES FOR FILING CERTAIN CLAIMS
TO ALL CREDITORS, INTEREST HOLDERS AND OTHER PARTIES-IN-INTEREST:
Confirmation of Plan of Reorganization and Occurrence of Effective Date
          PLEASE TAKE NOTICE that on March 30, 2009 (the “Petition Date”), the above captioned debtor and debtor-in-possession (“Debtor”) filed its voluntary petition for relief under chapter 11 of the Bankruptcy Code (the “Chapter 11 Case”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).
          PLEASE TAKE FURTHER NOTICE that the Bankruptcy Court entered an order (the “Confirmation Order”) confirming Debtor’s Seconded Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Plan”) on January [     ], 2010 (the “Confirmation Date”). Unless otherwise defined in this notice, capitalized terms used herein shall have the meanings ascribed to them in the Plan and the Confirmation Order.
          PLEASE TAKE FURTHER NOTICE that a copy of the Plan and the Confirmation Order may be obtained by contacting Debtor’s Balloting and Claims Agent, in writing, at BMC Group Inc., Attn: Vermillion, Inc., PO Box 3020, Chanhassen, MN 55317-3020. The Plan and Confirmation Order are also available free of charge on Debtor’s restructuring website located at www.bmcgroup.com/vermillion. The Plan and the Confirmation Order can also be viewed on the Court’s website at www.deb.uscourts.gov. You may also contact Debtor’s claims agent BMC at (888) 909-0100.

          PLEASE TAKE FURTHER NOTICE that the Plan became effective on January [     ], 2010 (the “Effective Date”). Each of the conditions to the Effective Date have been satisfied or waived in accordance with section 10.3 of the Plan.
          PLEASE TAKE FURTHER NOTICE that the Plan and the Confirmation Order and their respective terms and provisions, are binding on Debtor, Reorganized Debtor, any entity acquiring or receiving property or a distribution under the Plan, and any present or former holder of a Claim against or Equity Interest in Debtor and their respective successors, assigns, and parties-in-interest, including all Governmental Units, whether or not the applicable Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder or voted to accept or reject the Plan (or abstained from voting on the Plan).
Deadline for Filing Professional Compensation and Reimbursement Claims
          PLEASE TAKE FURTHER NOTICE that, notwithstanding any other provision of the Plan dealing with Administrative Expense Claims, any Person asserting a Professional Compensation and Reimbursement Claim shall, no later than forty-five (45) days after the Effective Date (the “Professional Compensations Claims Bar Date”), file a final application for allowance of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date.

Dated: January [ ], 2010	BY THE ORDER OF THE BANKRUPTCY COURT
Wilmington, Delaware	THE HONORABLE CHRISTOPHER S. SONTCHI

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